An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated

May 19, 2022

STARFLEET INNOTECH, INC.

100,000,000 SHARES OF COMMON STOCK

STARFLEET INNOTECH, INC. (“we” or the “Company”) is offering up to 100,000,000 shares of our common stock, $.001 par value, for .02 per share on a “best efforts” basis, for gross proceeds of up to $2,000,000, before deduction of offering expenses, assuming all shares are sold. The minimum investment established for each investor is $750.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 11. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum amount of shares is not sold.

Shares offered by the Company will be sold by our directors and executive officers on a “best efforts” basis. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

The sale of shares will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all 100,000,000 shares are sold, whichever occurs first. We expect the offering to commence on the date on which the offering statement of which this offering circular is a part is qualified by the SEC. Notwithstanding, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, our stock is quoted on OTC Markets Group, Inc.’s Pink marketplace under the trading symbol “SFIO.” There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTQX marketplaces.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular Form 1-A disclosure format.

Shares Offered by the Company	Price Per Share to Public	Proceeds to Company(1)(2)
Per Offered Share	$.02	$2,000,000
Maximum Offering Amount(1)	$.02	$2,000,000

[1] Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof because of stock splits, stock dividends or similar transactions.

[2] There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences. Does not include expenses of the offering including legal and accounting expenses and costs of blue-sky compliance and the transaction fees, in any. Aggregate offering expenses payable by us are estimated to be approximately.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE “RISK FACTORS” ON PAGE 7.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

STARFLEET INNOTECH INC.

124 East, 40th Street

New York, NY 10016

+6421337329

E-mail: info@sfio.co.nz

www.sfio.co.nz

The date of this Preliminary Offering Circular is May 19, 2022.

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Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before deciding to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company

We are a conglomerate of franchise business, food manufacturing, coffee, property development, as well as a technology and software development business in New Zealand, Australia and Philippines that is quoted on the OTC Markets in the USA. SFIO’s business consists of five different divisions. Our principal executive offices are located at 124 East, 40th Street, NY, NY 10016.

STARFLEET INNOTECH, INC. (the “Company”) was originally incorporated on April 13, 1994, in the State of Washington, as Courtside Products, Inc. and re-domiciled to Nevada on December 9, 2008. On December 23, 2008, we merged with Smokefree Innotec Corporation, a Nevada Corporation and Lema One Corporation, a Nevada Corporation and changed the Corporation’s name to Starfleet Innotech, Inc As of November 16, 2021, the Company is in good standing with the state of Nevada. On December 04, 2008, the Company filed its amended and restated articles of incorporation.

The Company is currently authorized to issue a total of 5,000,000,000 shares of Common Stock with a par value of $0.001 and 100,000,001 shares of Preferred Stock with a par value of $0.001. Out of the 100,000,000 shares of Preferred Stock, the following series of Preferred Stock are designated as of the date of this offering:

●	100,000,000 shares of Series A Preferred Shares with a par value of $.001.

●

1 share of Special 2019 Series A Preferred Share with a par value of $.001. The Special 2019 Series A Preferred Share shareholder is entitled to 60% of all votes, but not limited to common stock, preferred stock, (including on an as converted basis) entitled to vote at each meeting of shareholders of the Corporation with respect to all matters presented to the stockholders of the Corporation for their action or consideration.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s Pink marketplace under the symbol “SFIO.” There is a limited market for the shares included in this offering.

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Business Overview

Following the acquisition of Agrokings, Inc., the Company has commenced its restructuring plans including the strategic alignment of its five business divisions (Food Manufacturing, Franchising, Coffee, Property Development, Technology and Software Development) to support its growth and sustainability model. Effective on the 7th of September 2021, Mr. Hatadi Shapiro Supaat has resigned from his position as the Chief Investment Officer (CIO) of the Company. On the same date, SERVEBANK Financial Inc. has resigned from its roles and duties as Consultants to the Company. Effective on the 8th of September, the Company acquired the two Australian-based companies: Big Lou’s Donuts and MLV Accounting through the Accord Investment Group Pty Ltd which is registered in Australia and 100% owned by the Company. On November 12, 2021, Supplemental Information Report dated 30 September, requesting the removal of the “shell” flag of SFIO in OTC has been uploaded. The report reflected the financial figures of Agrokings, Inc. from the 01 January to 20 August 2021. SFIO is an Asset Management company with a conglomerate of five strategic business divisions operating in Australia, New Zealand, and the Philippines. The Company has set up offices in New York City, Dubai, Melbourne, Hamilton (NZ) and Manila as part of its hypergrowth expansion and growth plan, followed by its plan to up list in a major stock exchange.

The Company is a Nevada corporation as of May 8, 1994.

Going Concern

As of September 30, 2021, the Company had a gross profit of $1,507,575.00. Management has taken a certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain – growing strategies, including – expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Summary of the Offering

Securities Offered	100,000,000 shares of common stock, par value $0.001 (the “Common Stock”) on a best-efforts basis.

Additional information about the Offering

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

Offering price per Share	$.02 per share

Number of shares outstanding before the offering of common shares	1,415,378,174 shares of Common Stock as of the date hereof.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	1,515,378,174 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

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Minimum investment	The minimum investment established for each investor is $750.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis.

Market for the common shares

There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol “SFIO.”

Use of proceeds

The Company intends to use the proceeds of this offering for marketing, inventory, acquisition, expansion, and for general and administrative purposes. See “Use of Proceeds” section for details.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use.

Termination of the offering	The offering will conclude upon the earlier of the sale of all the shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but the reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

An investment in the Offer Shares involves several risks. You should carefully consider the risk factors described below, in addition to other information contained in this Information Statement, including the financial statements and notes relating thereto, before deciding to invest in the Offer Shares. The price of listed shares can and does fluctuate, and any individual share is likely to experience upward or downward movements and may even become valueless. There is an inherent risk that losses may be incurred rather than profit made because of buying and selling securities. Our past performance is not a guide to our future performance. There may be a large difference between the buying price and the selling price of the Offer Shares and there is an additional risk of loss of investment when securities are purchased from smaller companies. For investors that deal in a range of investments, each investment carries a different level of risk. Investors should carefully consider all the information contained in this Information Statement, including the risk factors described below, before deciding to invest in the Offer Shares. The occurrence of any of the following events, or other events not currently anticipated, could have an adverse effect on our business prospects, financial condition, results of operation, the market price of the Offer Shares and our ability to make dividend distributions to our shareholders. All or part of an investment in the Offer Shares could be lost.

These risk factors do not purport to disclose all the risks and other significant aspects of investing in the Offer Shares. Investors should undertake independent research and study the trading of securities before commencing any trading activity. Investors may request publicly available information about our Company from Investors Relation. An investor should seek professional advice if he or she is uncertain of, or has not understood, any aspect of this Offer or the nature of risks involved in purchasing, holding, and trading the Shares. Each investor should consult his or her own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of an investment in the shares. The risk factors discussed in this section are of equal importance and are separated into categories for ease of reference only.

Investors should carefully consider all the information contained in this Information Statement, including the risk factors described below, before deciding to invest in the Offer Shares. The occurrence of any of the following events, or other events not currently anticipated, could have an adverse effect on our business prospects, financial condition, results of operation, the market price of the Offer Shares and our ability to make dividend distributions to our shareholders. All or part of an investment in the Offer Shares could be lost.

The means by which we intend to address the risk factors discussed herein are principally presented under “Business”, “Management Discussion and Analysis on Financial Condition and Results of Operation”, and “Board of Directors and Senior Management of this Information Statement. We believe that our efforts to manage the risks relating to our business will help to alleviate the risks that our Company has not specifically addressed.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO THE INDUSTRY

The negative effect of COVID-19 on consumer confidence may make pertinent historical figures irrelevant in our business projections. Like most businesses in the world, the food service market was significantly affected by the COVID-19. Considered as a Black Swan, COVID- 19 created massive lay-offs, business closure and reduced consumer confidence. Due to the unique context surrounding COVID-19, existing market data and industry research used as the basis of our business projections may be found inaccurate. While this prospectus has considered the potential effect of COVID-19 in the business, we are still uncertain on the far-reaching effects of COVID-19 on how the market will perform. COVID-19 may have caused a change in consumer behavior that we fail to account in this Information Statement. COVID-19 has forced governments to enforce quarantine protocols and social distancing to mitigate the spread of the virus. There is anecdotal evidence that consumers are learning how to cook and bake during the community lockdown which may affect their future perception around eating out. Even if the lockdown has been lifted, there is a possibility that on top of reduced consumer spending on non-essential goods, they might likewise turn to their own kitchens to satisfy their cravings which in turn will bring down the market potential of our business.

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Other economic downturns or other events affecting consumer confidence, may affect purchasing behavior. The recent COVID-19 threat may have far-reaching effects beyond what we have anticipated. Since the foodservice market is generally sensitive to national and regional economic conditions. Any decline in economic activity or other events that may affect consumer confidence poses a threat to our business as the frequency and amount of spent on our industry’s products may be significantly reduced in favor of those items considered to be essential in nature. Likewise, sustained increase in the cost of our goods brought about by inflation or other events that will likely drive the price up such as calamities may dilute our margins in instances where increase in selling price is not possible due to customer resistance. Financial Times published an article last March 22, 2020, stating that, “OpenTable bookings at restaurants worldwide are down over 80% from a month ago. Retail footfall is down 50% to 80% depending on the country.” The suspension of air travel between regions and countries has significantly affected the tourism industry. Some franchisors even established “no over water” travel policies. With no clear indication on when the vaccines will be available, or whether explored medical interventions would be sufficient to address threats of COVID-19, a lot of assumptions indicated in this prospectus might change significantly. We may miss out some key deterring factors due to COVID-19 or other calamities that might make our business operations significantly less profitable.

The members of the SFIO Group currently operate in New Zealand, Australia, and Philippines. This Information Statement covers proposed expansion and projections in the Asia-Pacific region. Some jurisdictions may yet issue the draft laws or rules on the proposed activities, whenever applicable, in the various jurisdictions wherein it operates and shall operate. Some jurisdictions have no current approved regulations on the various proposed activities from any government regulatory bodies, save for the current issuance as of this document date. In this regard, legal constraints may be experienced where new regulation laws, rules, regulations or issuances may be issued by the pertinent jurisdiction.

1. We are even competing with home-based businesses due to e-commerce and delivery services. It is generally not often that we have exclusive supply and service agreements with customers, and they may switch to other suppliers for various business considerations such as lower prices, longer shelf-life, faster delivery, better payment terms, superior products or more efficient customer service. products or customer service that is perceived to be superior. In most markets if not all, demands for our products are affected by price elasticity. When the market decides to compete in terms of pricing, our margins and profitability may be significantly affected by the reduced volume demand for our products or forced reduction in our selling price.

2. The food and beverage kiosk industry are highly competitive, and competition could lower our revenues. The food and beverage kiosk industry are highly competitive globally with relatively low barriers to entry. As such, there are many well-established food services that compete directly and indirectly with us. Our competitors may be located domestically. These competitors may not be the only ones in the industry as there can be other major or minor players in each category. If our group will not be able to compete with them, this could lead to a decline to our businesses affecting our financial conditions and operations.

3. Our industry has numerous powerful players and competition is intense. Even with the best effort, it is possible that we may not be able to compete successfully. Our industry has very strong global players with strong brand equity and established business processes. Many of our global and regional competitors have greater financial, professional, and physical resources than we do. They have already forged effective partnerships with country distributors and suppliers which we still need to create. By their sheer size alone, these big brands presently have wider geographic reach, more efficient purchasing protocols due to economies of scale and greater possibility of meeting customer volume and distribution requirements. Not only do we compete with brands that have global presence, but we also contend with local brands that have already established connection with country citizens. Due to their geographical proximity and juridical entity citizenship, they might be enjoying better economic advantages not available to us. We also compete with indirect adjacent markets due to limitations of cash spending. Other pastries, drinks and snacks will compete with us for the share of throat.

4. The industry in which we belong to is affected by consumer preferences and perceptions. Changes in these preferences and perceptions may lessen the demand for our products, which could reduce sales of all stores, whether owned or franchised. Foodservice businesses are affected by changes in consumer tastes, economic conditions, and demographic trends. The timing of product launches, pricing and advertising efforts of competitors may also impact our sales. In the past, we have introduced new products which were unsuccessful and there can be no guarantee that we will be able to introduce new products or new menu items successfully in the future. If we cannot successfully introduce new products or new menu offerings, our business, financial condition and results of operations could be materially and adversely affected.

6. If the industry market will lower its price, we may be compelled to follow suit that will greatly reduce our profitability. Industries generally adopt continuous improvement to lower business costs and increase operational efficiencies. Given the big names that exist in our category, our competitors may develop a lower cost structure due to their sheer size giving them the advantage of economies of scale. This may enable to provide low-cost options to customers and consumers that we must compete against. While we likewise conduct cost reduction measures to remain competitive, such may not be enough to buffer against possible price reduction to maintain relevance and competitiveness. As such, this may cause our margins to suffer.

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7. Economic conditions adversely affecting consumer discretionary spending may negatively impact our business and operating results. We believe that our sales, customer traffic, and profitability are strongly correlated to consumer discretionary spending, which is influenced by general economic conditions, unemployment levels and the availability of discretionary income. There is no assurance that there will be no occurrence of an economic slowdown in the Asia-Pacific region. An economic downturn could have a material adverse effect on our sales, profitability, and overall business and operating results.

8. Our operations are currently concentrated in Australia and New Zealand, and are therefore highly exposed to business, political, operational, financial, and economic risks in the region. Any downturn in general economic conditions in the region could have a material adverse impact on our business operations. All our business operations are currently conducted in Australia, New Zealand and Philippines. Since our entire revenue is sourced from the region, the results of operations, financial condition and prospects are subject to a significant degree to the general state of the economy. There is no assurance that there will be no occurrence of an economic slowdown in the region. Factors that may adversely affect the economy include but are not limited to:

•	decreases in business, industrial, manufacturing, or financial activity in the region or in the global market.

•	scarcity of credit or other financing, resulting in lower demand for products and services.

•	the sovereign credit ratings of the country.

•	a prolonged period of inflation or increase in interest rates.

•	an increase in unemployment levels or decrease in consumer confidence.

•	a decrease in remittances from overseas Filipino workers.

•	changes in the relevant government’s taxation policies.

•	natural disasters, including typhoons, earthquakes, fires, floods, and similar events.

•

a re-emergence of COVID-19, Severe Acute Respiratory Syndrome (commonly known as SARS) or avian influenza (commonly known as the bird flu), Middle East respiratory syndrome coronavirus (commonly known as MERSCoV) or the emergence of another similar disease.

•	political instability, terrorism, or military conflict in the Asia-Pacific region; and,

•	other regulatory, political, or economic developments in or affecting our Group.

9. The occurrence of natural disasters or other catastrophes, severe weather conditions, or outbreaks of contagious diseases may materially adversely affect the economy and disrupt our operations. The region has experienced several major natural catastrophes including typhoons, droughts, floods, volcanic eruptions and earthquakes. There can be no assurance that the occurrence of such catastrophes will not materially disrupt our operations. We could experience substantial property loss because of any such catastrophe and might not be able to rebuild or restore operations in a timely fashion. Our property insurance may not cover all cases of loss of material property. Any such accident could have a material adverse effect on our business, financial condition and results of operations.

10. Any political instability in the region may adversely affect our business, results of operations and financial condition. The Asia-Pacific region has from time to time experienced political and military instability. The emergence of the dispute over the South China Sea may have material impact in the entire Asia-Pacific region. Leadership change and shifting political alliances could alter national and local political dynamics and result in changes of policies and priorities. In addition, organized armed threats from communist insurgents and Muslim separatists persist in certain parts of the region. Any of these political risks could materially and adversely affect our business, financial condition, and results of operations.

11. Acts of terrorism and violent crimes could destabilize the country and could have a material adverse effect on our business and financial condition. The region has been subject to several terrorist attacks since 2000. In recent years, the region has reported conflicts with the Abu Sayyaf organization, which claims to have ties to the al-Qaeda terrorist network and the ISIS network and has been identified as being responsible for certain kidnapping incidents and other terrorist activities. Moreover, isolated bombings have taken place in the region in recent years. An increase in the frequency, severity or geographic reach of these terrorist acts could destabilize the region, and adversely affect the economy. In effect, events such as these can have adverse effects on investor confidence and could derail growth prospects in the economy and have a material adverse effect on investment and confidence in, and the performance of, the regional economy.

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RISKS RELATED TO OUR BUSINESS

1. Our financial performance may be materially and adversely affected by an increase in the costs of goods and disruption in the supply of key raw materials and key products. We rely on our relationship with key suppliers for our raw materials. We purchase raw materials from suppliers. Any material interruptions, including failure or delays in delivering the products, such as adverse weather conditions, poor infrastructure, or delays in third party transit can affect the timeliness of the supply operation. This can be detrimental to the distribution channel which may cause a shortage in our products thus affecting sales and growth prospects. Furthermore, we may not be able to find alternative distributors or suppliers on time or at all which will affect our owned stores and franchisees. Insolvency of key suppliers or losing a relationship with key suppliers may be detrimental to our Group’s competitive position. Further, considering that we provide affordably priced goods, we may opt to not pass along the commodity price increase to the consumers thus affecting our profit margins. On the other hand, any price increase passed to the consumers will greatly affect our sales and those of our franchise owners.

2. Increase in operating and other expenses could lead to a material impact on our financial position. Our ability to control our expenses is integral to the performance of our financial position. Our group depends on the location we can rent to operate and sell our products. Because our group leases almost all the sites where we operate, this compels us to negotiate terms with our lessors on a short-term basis, typically on six months to one year term for our stores. However, despite our rent contracts being renewed on a timely basis, it is important for us to be able to negotiate with our lessor on a timely basis on the amount of rent payable to them to continue our operation. Being unable to rent space at a suitable price or find space that will satisfy our operations may lead to increase in operating expenses or lead to closure of stores which can materially affect the financial condition of our Group. We are also affected by laws imposing excise taxes on diesel, kerosene, liquefied petroleum gas, and bunker fuel. Such products are used for producing electricity and as fuel for transport equipment, among others. Considering the imposition of these taxes, the costs for transit of raw materials to our commissaries and warehouses, to the extent that they are passed on to us by our suppliers, and costs of delivery of our supplies and goods to our stores will increase our expenses. This will impact the financial position and profitability of our Group.

3. Our Group’s day-to-day operations may be affected by failures, interruptions, damage, unavailability, and delays of physical operating infrastructure (warehousing, logistics/distribution network). Our ability to perform on a day-to-day basis is dependent on the capacity and efficiency of our manpower and infrastructure. There may be material interruptions in manpower because of natural calamities or fortuitous events like our employees not being able to go to work because of a typhoon or our vehicles not being able to go to different areas because of floods which can affect our delivery schedule. Moreover, our future sales growth will depend on our ability to acquire or lease strategic land for increase of production capacity and will depend on our ability to acquire or maintain machines that will make production and distribution more efficient. Not being able to capably distribute our product and not being able to acquire or lease strategic land or machines will increase our costs, affecting our capacity to successfully operate daily. If our day-to- day operations are affected, then there is a risk of our franchised stores not receiving the supplies needed for daily operations. This could lead to complaints and litigations against us that could sever relationships with the franchise owners that could severely affect our growth prospects.

4. Our business is characterized by low margins and deflation, inflation, market volatility directly affects our profitability. As any diverse business, ours involves relatively high inventory turnover and relatively low profit margins. Our business model is based on a percentage margin from sales at prices that are computed based on the procurement or production cost of the products we sell. As such, volatility of commodity prices may negatively impact our profit levels during periods of product cost deflation, even though our percent gross profit may remain relatively constant. In instances of product cost inflation and the increase in cost of goods cannot be absorbed by selling price increase due to customer resistance, our profits and earnings may also be significantly reduced. While price increase may still be possible, there is often a lag between the time of the price increase and the time at which we are able to pass it along, as well as the impact it may have on discretionary spending by consumers.

5. We are dependent on third-party suppliers, volatility in their supply chain or costing may significantly affect our business profitability. Most of our products are made of agricultural ingredients the supply and price of which may change significantly due to weather, government policies and other extraneous factors. We generally do not have long-term agreements with suppliers and the quotation that we receive in each month may not reflect the same price of the former quotation. We do not own agricultural lands and hence supply availability of certain ingredients such as flour and sugar are beyond our control. We are likewise subject to delays caused by interruptions in our external suppliers’ business-like work interruptions, strikes or employee actions, unfavorable weather, presence of pests, natural disasters or other catastrophic events which may or may not be foreseeable. There is a possibility that we will not have inventory of necessary ingredients to produce our products that will negatively impact our business performance as we would not be able to meet our customer’s demand and may lead to unfulfilled orders or switching to other providers.

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6. Our capacity to form partnership with different suppliers and partners from different countries where we operate is important to ensure business success. If we are not able to successfully find the right partners in countries where we want to operate, it might cause financial loss in our business due to delays, marketing failure, logistical issues, and inventory concerns such as spoilage or pilferage. Now, we have not forged contracts with various external service providers and suppliers in the countries where we intend to operate. It is possible that we will not be able to find the right external partners on time or we will not be able to find ever a right partner which will hamper our plans of expansion in the affected countries. This will dilute our profitability and business forecast. If we fail to establish service or supply agreement or continue being suppliers, both independent and chain, our profitability may suffer significantly. Historically, our most profitable customers are chains and independent businesses. Our capability to continue having a steady base of customers in every location will significantly impact our business performance. To increase our operating profits, we need to constantly gain market share of customer base and help them conduct a profitable business practice. Changes in the buying practices of customers, like negotiation for highly discounted price or reduction in their volume orders will materially reduce our profitability.

7. Allowances provided by our suppliers may change and may dilute our profitability. Generally, in businesses certain promotional allowances are provided by suppliers in exchange of volume purchase or reduced length of payment terms. These allowances generate significant increase in our gross margins. A change in this industry practice that will reduce or eliminate such allowances will greatly reduce our profitability due to decreased gross margins.

8. A big portion of our Group comprises of the franchise business. Our franchisees could take actions that could harm our business. Our franchisees are contractually obligated to operate their stores in accordance with the operations, safety, and health standards set forth in our agreement with them. However, franchisees are third parties whom we do not control. The franchisees own, operate, and oversee the daily operations of their stores. As a result, the ultimate success and quality of any franchised store rests with the franchisee. If franchisees do not successfully operate stores in a manner consistent with required standards, franchise fees paid to us and commissary sales will be affected and brand image and reputation could be harmed, which in turn could materially and adversely affect our business and operating results. Although we believe we generally enjoy a positive working relationship with most of our franchisees, potential disputes with franchisees could damage our brand reputation. Potential lawsuits that may be filed against the Group and/or management could affect the standard practices within our business operations.

The results of our operations and growth strategy depend in part on the success of our franchisees, and we are subject to various additional risks related with our franchise owners. With a portion of our revenues coming from sales of raw materials and other supplies to our franchise owners which is part of our long-term growth strategy, we are reliant on the performance of our franchisees. The franchisees’ ongoing operations and their timely basis of paying us for the raw materials bought are integral to our financial performance. Additionally, franchisees are independent and are not our employees. We regularly monitor the operations of franchised stores, but do not implement direct control over their day-to-day operations. The quality of these franchisee- owned businesses may be diminished by any number of factors beyond our control. We cannot be certain that our franchisees will have the business insight or financial resources necessary to operate the franchise consistent with our standards and requirements and may materially affect our business operations and financial condition. Being independent business operators, franchisees from time to time may disagree with our requirements, and their rights and obligations under the franchise agreements. These may lead to disagreements and disputes in the future which may divert the attention of the management and our franchisees from operating the kiosks or carts and can affect our image, reputation, and franchising attractiveness to those once desiring franchise owners. As such, these potential disputes can substantially affect our business, operations, financial condition, and results of operations. If we fail to identify and recruit enough qualified franchise owners, our ability to open new franchised stores and increase our revenues could be substantially affected. Being able to open new franchised stores in part depends on the availability of competent franchise owners who meet our criteria. We may not be able to identify, recruit or contract suitable prospective franchise owners for our target market or our target locations on a timely basis or at all. Furthermore, our franchise owners may not have the financial or management resources needed to open the stores within the said agreements with us. Moreover, if these franchise owners decide to cancel said store agreement with us for other reasons, then this could hamper our ability to grow and increase revenue, profitability, and operations.

9. We must acquire a viable business solutions company and fully integrate it in the Company. If we are unable to find, acquire, and integrate a viable business solutions company successfully in a timely manner, our profitability may decrease. Integrating acquired businesses solutions company is important in the vision of making our Company more competitive in the market.

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10. Substantial increase in fuel price may reduce consumer discretionary spending due to reduced economic confidence. As our offerings are considered non-essential, reduced consumer confidence and spending brought about by price increase in fuel cost, consumption of our products may likewise go down. In case we decide to enter forward purchase commitments to cover possible increase in fuel cost, advantages brought about by global reduction in fuel cost will not be enjoyed by our Company.

11. We do not require our customers to have contractual volume of purchase with us. Majority of our customers buy on individual purchase orders based on their inventory management. While we are confident with the quality of our products and services, we do not require our customers to have a long-term agreement with us nor do we stipulate minimum order quantities for a given period. As such, we cannot assure you that the volume demand of our products will remain constant. Events that could negatively impact the operations of our customers may result to decreased volume orders for us.

12. Like any other business, we are vulnerable to face legal proceedings. Judgments that go against our favor could result our profits or can result to limitations on our operations which will negatively affect the profitability of our business. In the normal execution of our business, we sign contract with suppliers and customers, come to agreement with various organizations and transact with various people, natural or juridical. In our usual course of doing business, it is possible that legal cases will be filed against us and the outcome of the resulting legal proceedings is not predictable. Adverse judgment, settlement or injunctions may significantly impact our profitability, operations, and productivity.

13. Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or potentially prevent us from selling our products. We cannot be certain that our products do not and will not infringe intellectual property rights of others. We may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of intellectual property rights of third parties by us or our customers in connection with their use of our products. Any such claims, meritorious or not, could result in costly litigation and divert the efforts of our management and personnel. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all) or to pay damages and to cease making or selling certain products. Any of the foregoing could cause us to incur significant costs and prevent us from manufacturing or selling our products.

14. As with any other business, we may be subject to or affected by liability claims related to products we market and sell. Like any players in the service market, we are vulnerable to liability claims despite strict quality protocols in place. Unforeseen events or factors may bring allegations that our products or services cause injury or illness. While we do have insurance to cover us against losses due to liability claims, insurance premium cost may increase, or our coverage might not be enough to answer all the ensuing liabilities. While we generally put indemnification and insurance coverage in our contracts with our partner suppliers, such are limited to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If we do not have sufficient insurance or contractual indemnification available, losses stemming from liability cases could significantly reduce our profitability.

15. There may be food safety and foodborne illness concerns. We cannot guarantee that our internal controls and training will be fully effective in preventing all food safety issues at our stores, including any occurrences of foodborne illnesses such as salmonella, E. coli and hepatitis A. In addition, there is no guarantee that our franchised stores will maintain the high levels of internal controls and training we require at our owned stores. Furthermore, we and our franchisees rely on third-party vendors, making it difficult to monitor food safety compliance and increasing the risk that foodborne illness would affect multiple locations rather than a single store. Some foodborne illness incidents could be caused by third-party vendors and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of foodborne illness in any of our stores or markets or related to food products we sell could negatively affect our store sales nationwide if highly publicized on national media outlets or through social media. This risk exists even if it were later determined illness was wrongly attributed to us or one of our stores. The occurrence of food safety or foodborne illness incident at one or more of our stores, or negative publicity or public speculation about an incident, could materially adversely affect our business, financial condition and results of operations.

16. Our success depends substantially on the value of our brands. Our success is dependent in large part upon our ability to maintain and enhance the value of our brands, and our customers’ connection to our brands. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. Some of these incidents may relate to the way we manage our relationships with our franchisees, our growth strategies, our development efforts, or the ordinary course of our franchisees’ business. Other incidents may arise from events that are or may be beyond our ability to control and may damage our brands, such as actions taken (or not taken) by one or more franchisees or their employees relating to health, safety, welfare or otherwise; litigation and claims; security breaches or other fraudulent activities; and illegal activity targeted at us or others. Consumer demand for our products and our brands’ value could diminish significantly if any such incidents or other matters erode consumer confidence in us or in our products, which would likely result in lower sales, which in turn could materially and adversely affect our business and operating results.

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17. Unfavorable PR through various channels put our brands in a negative light may hurt the operational profitability of our business. As a new entrant to different countries in the Asia-Pacific region, it is imperative that we maintain a good reputation for our target consumers to consider switching from their current brands to us. Any damaging media releases about our brands or our products, justified or not, may make it difficult for us to establish a consumer base which in turn will negatively impact our revenues and profits. Specific to the foodservice business, even non-brand specific detrimental reports that cover the food categories we play in (e.g. detrimental health effects of sugar, food-borne diseases etc.) may significantly damage our brand equity. In the event of food-borne diseases, there may even be possibilities that governments may order temporary closure of our stores until the health concerns are resolved. These events will impact the profitability of our operations.

18. The Group is vulnerable to the risk of industrial or labor disputes. In many of the countries that we intend to operate, laws indicate the right of the laborers to form union and enjoy the benefits agreed under Collective Bargaining Agreements (“CBAs”). Failure to successfully negotiate and/or renegotiate the terms of CBAs may hamper business expansion or may cause work stoppage. Furthermore, we may be subject to multi-location labor dispute. This may cause some of our facilities to be non-operational that may cause inability to meet our obligations to our customers that would open them to seek out alternative providers. There may also be changes in labor laws in the markets where we intend to operate that may subject our workforce to greater organized labor influence. Some laws may even be passed to change the minimum wage. This may lead to increased operational cost due to labor or reduced operating flexibility. Furthermore, we may face risk at getting quality labor in different markets. We may encounter difficulty finding the right talent and even if we do, we may have challenges in retaining them in the future despite best efforts. Such may cause increased labor costs, business losses and operational inefficiencies that may significantly affect our business performance. In the industry that we play in, labor costs as a percentage of net sales are generally higher and hence, we are more vulnerable to labor cost increases.

We maintain a harmonious relationship between management and staff. Although we have not experienced any organizational conflicts that may affect our operations, there can be no assurance that we will not experience future disruptions to our operations due to any concerted action by our workforce. Direct employees of our subcontractors perform specific services or certain aspects of the food processing and distribution of our Group. Such arrangements involve a "trilateral relationship" among: (i) Our subsidiaries, as the principal who decides to farm out the job, work or service to a contractor; (ii) the contractor who has the capacity to independently undertake the performance of the service; and (iii) the contractual workers engaged by the contractor to accomplish the job, work, or service for the Group.

As principal in the contracting relationship, we may be liable as an indirect employer to the contractual employees, in the same manner and extent that it is liable to its own employees. Such liability is to the extent of the work performed under the contract and arises when the contractor fails to pay the wages of its employees or violates any provision of the applicable law. The principal can then seek reimbursement from the contractor/agency.

To date, there are no material pending labor-related claims filed by any of our direct or contractual employee against our Group. We nevertheless continue to be exposed to the risk of industrial or labor disputes. The occurrence of such events could have a material adverse effect on our Group’s business, financial condition, or results of operation. Regardless of the outcome, these disputes may lead to legal or other proceedings and may result in substantial costs, and the diversion of resources and management’s attention.

19. Our business is subject to government regulations. Non-compliance may lead to fines, penalties and/or other legal sanctions, which may disrupt the operations of the Group.

The business and operations of the Group are subject to several laws, rules and regulations especially those governing the food and beverage kiosk industry. These laws and regulations impose requirements relating to food manufacturing and storage. In particular, the Group is subject to extensive regulation by the respective Food and Drug Administration (“FDA”) and local government units (“LGU”), and environmental regulators. There is no assurance that changes in laws, rules or regulations or the interpretation thereof of relevant government agencies, may not adversely impact the business operations, financial condition, and results of operations of the Group. Failure to comply with relevant laws and regulations may result in financial penalties or administrative or legal proceedings against the Group, including the revocation or suspension of the licenses or operation of its commissary or stores, all of which could adversely impact the business, prospects, financial condition, and results of operation of the Group.

While the Group applies for and obtains the licenses and permits required for its business on an ongoing basis, and seeks to renew such licenses upon their expiration, there can be no assurance that the relevant authorities will grant or renew such licenses, permits and other authorizations in a timely manner or at all. If the Group is unable to renew or obtain the required licenses, or meet any licensing requirements in a timely manner, the Group’s operations could be adversely affected. If the Group is unable to meet any licensing requirements, the authorities may suspend, revoke or impose penalties on the Group’s operations. The Group is in constant consultation with relevant government agencies and other approving bodies to ensure that all requirements, permits, and approvals are anticipated and obtained in a timely manner. Further, the Group has processes in place to manage adherence to laws and regulations. The Group has a dedicated compliance team which processes applications for relevant permits and approvals and monitors compliance with the terms thereof.

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20. Significant safety, health and environment costs may be incurred by our business. Given the breadth of our business operations, we face a wide range of laws and regulations that relate to safety, health, and environmental protection. Some of these laws have provisions on discharges to soil, water and air, control and investigation on petroleum and other hazardous substance contamination and employee health and safety. Presently, we cannot be certain on the cost implications of complying with existing or future safety, health and environmental laws that will affect our operational profitability.

21 Non-compliance to laws and pertinent regulations can possibly cause us to be subject to lawsuits, liabilities and restrictions that might materially affect the profitability of our business. With the wide geographical and category scope of our business, we are subject to numerous federal, state, or local laws that cover various aspects such as labor, sanitation, trade, immigration, importation, and human health and safety. While we will do all that is possible within our control to comply with relevant laws and regulations, we cannot assure for certain that we will not be always found compliant or that we will be able to comply with any future laws, regulations or interpretations of these laws and regulations. Failure to comply may subject us to investigations, criminal liabilities or civil remedies which may include fines, injunctions. If we fail to comply with applicable laws and regulations or encounter disagreements with respect to our contracts subject to governmental regulations, including those referred to above, we may be subject to investigations, criminal sanctions, or civil remedies, including fines, injunctions, prohibitions, seizures, or debarments from creating contracts. Furthermore, different governmental organizations may publish changes in regulatory frameworks that may directly or indirectly affect our operations that may cause us to incur additional costs or diminish our productivity not considered in our business forecasts and projections.

22. To ensure our business runs smoothly, we use technology to ensure efficiency and productivity. Any disruption in the technology that we use in our business may materially reduce our productivity and profitability. We connect our different business units and external partners through technology for us to serve our customers efficiently and effectively. Breakdown in our software, information technology systems and other technological processes may cause delays or problems in our procurement, order processing, warehouse management and delivery systems that may lead to wastage, lost opportunities, negative customer feedback and then ultimately reduced operational profitability. While we will employ all reasonable business continuity and recovery plans, we cannot claim for certain that we will be fully insulated from the effects of any problems relating to information technology. For sure, our competitors are also continuously seeking ways to improve productivity and efficiency by maximizing the use of technology. Any delay from our part to innovate our processes may render us less optimized and effective compared to competitors and may cause some of our customers to switch partners.

23. Despite digital security protocols established in place, we remain vulnerable to cybersecurity risks that that could cause significant disruptions in our business. We rely upon information technology networks and systems to process, transmit and store electronic information, to process online credit card payments, and to manage or support unauthorized release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers’ and suppliers’ personal information, private information about employees, and financial and strategic information about us and our business partners. Further, we are also expanding and improving our information technologies, resulting in a larger technological presence and corresponding increase in exposure to cybersecurity risk. Additionally, while we have implemented measures to prevent security breaches and cyber incidents, our preventative measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage.

24. Our operations are affected by extreme changes in weather conditions and natural disasters. Calamities, natural disasters, and climate change may interrupt our own business and our external partners’ businesses like our customers and suppliers. Our financial performance might be negatively affected when such natural calamities arise. Some of our warehouses, offices, facilities, or suppliers are situated in regions that experience extreme weather conditions (heat, rainfall etc.). There are business locations as well that suffer from natural calamities such as hurricanes, tornadoes, extreme cold, flooding or drought. These natural phenomena may affect negatively how we conduct our business and thereby will have adverse effect on our financial results.

25. The bulk of our business mainly concerns food and hence changes in the eating habits of our consumers or the sudden rise of new trends in terms of food consumption may negatively affect our business productivity and profitability. As a cohort, our consumers may change their eating habits based on trends (e.g., rise in home cooked meals, decline in restaurant food orders, shift to more organic types of food products etc.) and can therefore reduce the demand for the products we are distributing. With the rise of health consciousness among people as well, there may be a change in the type of food they want to consume (e.g., less salt, less sugar, no preservatives, 100% organic etc.), our products may lose relevance to some consumers and hence will have reduced demands. While we are an organization that adapts to the changing times, we may not be able to release our innovation fast enough to be released at the onset and hence there might be a lag between the rise of the new consumption trend and the marketing of our new products which may negatively affect our revenue forecast and profitability. Additionally, depending on the latest scientific finding, government units might enact new laws and regulations that might make our existing products non-marketable or may require us to establish controls or to reformulate that might incur significant cost or delays in our operations. As the nature of these possibilities are not clear yet, we cannot assure you on how fast we can comply or adapt to these changes.

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26. We are in business of building strong and quality brands, and we ensure robust equity by protecting our trademark, trade secrets and other intellectual properties. However, even with the best process in place, it is possible that the safeguards in place are not sufficient. Under Epiphany Café, the company logo has been trademarked, as well as one of the best-selling products, Franut. As much as we are protected by intellectual property rights, it is possible that we may have missed out on some things.

27. Our intellectual property rights could be infringed, or our Group could infringe the intellectual property rights of others. Our intellectual property is integral to the conduct of our business and strategy. Our ability to implement our business plans and maintain and create brand recognition using our trademarks and other proprietary intellectual property is essential to our business. While it is our policy to protect and defend vigorously our rights to our intellectual property, we cannot foresee whether steps taken to protect our intellectual property will be sufficient to prevent misappropriation of our rights. It could be difficult for us to prevent other parties from copying elements of our concepts and any litigation against these parties may be costly and may be unsuccessful. Even though we believe that we have appropriate right to all our trademarks and intellectual properties, we may face litigations of infringement that could derail our ability to expand and market our brand equity. Any such litigation may be costly and could divert financial resources and employee efforts from our business. Furthermore, if we fail to defend ourselves against such litigations then we may be unable to use our trademarks and intellectual properties in the future and may be liable for damages which could adversely affect our business, financial condition, brand awareness and operations.

28. We may be adversely affected by complaints, negative publicity, or litigation in relation to our products and services. Our growth in part is dependent in our ability to maintain and enrich our brand equity. Being a diverse business, our customer’s perceptions and relationship with our brands is vital to our strategy. We believe that it has built a reputation of delivering quality products at an affordable price and that our staff and service is friendly and accommodating. To grow more in the future, we must protect and nurture our image and culture to be able to expand our business. Any incident that damages our customer confidence or affinity to our brands can be detrimental to the growth of the business. For example, if a guest perceives that our product or service has suffered in quality or accommodation, or otherwise deems we have failed to deliver a consistent positive consumer experience, this could adversely affect our Company’s brand equity. Furthermore, we can be negatively affected by news reports or other such materials that can hurt our public image in the media, food quality issues, health concerns, customer objections or litigations, health inspections, reliability and integrity of our third-party supplier’s food or beverage processes, government or industry studies concerning our stores and franchised stores’ ability to be up to par with our quality and service and customer satisfaction. These risks coupled with such negative publicity cannot be fully disregarded which can substantially affect some or all our brands. As we are limited and unable to fully control the quality and services the franchise owners provide, there is a risk of customers associating one franchised store’s negative publicity to our own operations.

29. We may fail to successfully implement our growth strategy, which includes opening new stores in strategic locations and maintaining our existing store network, thus adversely affecting our ability to increase our revenues and operating profits. A key element of our growth strategy is our capability to successfully open new businesses in different regions and locations. For the foreseeable future, we see this as our strategy. Being able to expand our businesses in different locations is important for our growth. Presently, we lease almost all the sites where our products and services are being sold. We are only able to continue business through renewal of lease contracts with various business operators and landowners/lessors. Therefore, we are highly dependent on whether these contracts will be renewed. So far, the lease contracts with these business operators have been consistently renewed. However, suspension or delay in renewal of these lease contracts can adversely affect our ability to increase our revenues and operating profits. Another challenge is the ability to compete within our chosen locations. Depending on the category of products, there are other well-known brands that we will have to compete with which can hamper the sales and profitability of our brands in that area. Falling short on innovation or product differentiation can also adversely affect store network expansion as a strategy. Our ability to open new stores will depend on the following factors, including:

•	identifying, hiring and training qualified employees for each site.

•	prompt commencement and completion of construction activities.

•	appointing qualified independent contractors.

•	managing the costs of these said constructions.

•

securing required government business and construction permits and licenses in a timely manner and responding effectively to any changes in laws and regulations that can affect our ability to open new stores.

•	negotiating lease contracts with acceptable terms.

•	timely delivery of leased premises from business operators; and,

•	fortuitous events leading to operational problems.

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30. It is our first endeavor to expand to the entire Asia Pacific market and to date, we do not have sufficient manpower nor intelligence to figure out the minutiae of the strategic plan. The purpose of this Information Statement is to raise funds for the expansion of the businesses under the SFIO Food and Franchise Group. Part of the proceeds of the funds is to be able to hire the right management and operational team that will be able to plan out in detail the strategy and execution plans in different countries. It is possible that at this moment, we do not have all the necessary details and information like laws, regulations, customs in different countries where we intend to establish market footprint. It is possible that once we have hired people and allow them to start working on the specific execution plans of the business, there will arise some information not known before that might make our business forecast not accurate nor as profitable as expected. It is also possible that this new market knowledge may put delays on our expansion plans that will likewise incur business loss.

31. We depend on key members of our management team. Our senior officers and key employees have been instrumental in setting our strategic direction, operating our business, identifying, recruiting, and training key personnel, identifying expansion opportunities and arranging necessary financing. We believe that these individuals cannot easily be replaced with executives of equal experience and capabilities. The success of our business continues to depend to a significant degree upon the continued contributions of the senior officers and key employees, both individually and as a group. Our future performance will substantially depend on our ability to retain and motivate these senior officers and key employees. Losing the services of any of these individuals could adversely affect our business until a suitable replacement is found.

32. We do not yet have the relevant technology, system, process, structure and other mechanisms or requirements to coordinate the expansion in different Asian countries. We may fail to figure this out that may put the business expansion at risk or not possible at all. Expansion outside of Australia, New Zealand, and the Philippines regions means SFIO need to forge efficient partnerships with different suppliers in the Asia Pacific region in different countries to ensure all relevant business systems are in place. This may include accounting, ordering, inventory, transportation, warehousing, and marketing

33. The results of our operations may fluctuate due to seasonality. Seasonal factors and the timing of holidays cause our revenues to fluctuate from quarter to quarter. We engage in seasonal products that could potentially boost sales in different seasons. For example, during the summer months, we market our beverages to fend off the heat. We engage in these types of sales initiatives to provide wider product variety to our consumers. If we are not able to get the right products consumers want for the season, then there could be a reduction in sales which could affect our financial and operating performance. As a result of these factors, our quarterly and annual results of operations and comparable store sales may fluctuate significantly. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year and comparable store sales for any future period may decrease and materially adversely affect our business, financial condition or results of operations.

34. Our existing products are currently distributed in the countries where they are founded. It is possible that our products will behave or be accepted differently once they are distributed elsewhere. It is possible that our products will behave or be accepted differently once they are distributed elsewhere. Different countries have different culture, consumer behavior and climate. With these differences, it is possible that our current offerings and products will not be welcomed by the different consumers from different countries due to differing taste buds and palate. If the consumers from different countries will not appreciate the flavors or the quality of our products, this will cause our profitability to be less than expected. Likewise, we have tested the shelf lives of our products in their country of origin. Some of our donuts for instance have shelf-lives of six (6) months. However, it is possible that due to different weather and climate conditions (rainfall, humidity, temperature etc.) our products may spoil much more quickly in other countries. This will mean less flexibility in terms of supply chain or may also cause significant spoilage in our inventory.

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Legal Restrictions

1. We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002. As a reporting company we are required, pursuant to Section 404 of the Sarbanes- Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have enough employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

2. We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

3. State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares. Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. If a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Company Formation

1. We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders. Our amended Certificate of Incorporation authorizes the issuance of 5,000,000,000 shares of common stock, of which 1,415,378,174 shares are issued and outstanding as of March 31, 2022. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

2 Investors may incur immediate and substantial dilution because of purchasing shares. The issue price of the shares may be substantially higher than the net tangible book value per share of the outstanding shares. Therefore, purchasers of shares may experience immediate and substantial dilution and our existing shareholders may experience a material increase in the net tangible book value per share of the shares they own.

3. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

4. Our Certificate of Incorporation authorizes us to issue up to 100,000,001 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are no shares of Preferred stock issued and outstanding. However, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to one hundred (100) shares of Common Stock eligible to vote at the time of the respective vote.

5. Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

6. We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock. We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will increase in value or even maintain the price at which our stockholders have purchased their shares.

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7. We may be unable to pay dividends on the Common Shares. Dividends declared by us on our shares of stock are payable in cash or in property or additional shares of stock. Our Board may, at any time, modify our dividend policy depending upon our capital expenditure plans and/or any terms of financing facilities entered to fund our current and future operations and projects. We can give no assurance that we will pay any dividends in the future. Declaration of dividends by our Company requires the approval of the Board.

8. Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company”. Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Risks Relating to this Offering

1. Investors cannot withdraw funds once invested and will not receive a refund. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to STARFLEET INNOTECH, INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

2. Our Chairman of our Board of Directors, and CEO, Mr. Jeths D. Lacson, and our COO, Mark G. Epifanio do not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment. Mr. Lacson and Mr. Epifanio do not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

3. There has been no prior market for the shares, so there may be no liquidity in the market for the shares and the price of the shares may fall. As there has been no prior public trading in the Group’s Common Shares, there can be no assurance that an active market for the shares will develop or, if developed, that such market will be sustained. The share price has been determined after taking into consideration a few factors including, but not limited to, our prospects, the market prices for shares of companies engaged in related businesses like ours and prevailing market conditions.

4. The Offer Shares may not be a suitable investment for all investors. Each prospective investor in the shares must determine the suitability of that investment considering its own circumstances. Each prospective investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of our Company and our businesses, the merits and risks of investing in the shares and the information contained in this Information Statement.

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of our particular financial situation, an investment in the shares and the impact the shares will have on our overall investment portfolio.

•

have sufficient financial resources and liquidity to bear all the risks of an investment in the shares, including where the currency for purchasing and receiving dividends on the shares is different from the potential investor’s currency.

•	understand and be familiar with the behavior of any relevant financial markets; and,

•

be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect our investment and our ability to bear the applicable risks.

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The market price of securities can and does fluctuate. The shares have not been publicly traded and the relative volatility and illiquidity of the securities market may substantially limit an investor’s ability to sell the shares at a suitable price or at a time they desire which may result to an investors’ investments in our Company to decline. The market price of securities can and does fluctuate, and it is impossible to predict whether the price of the Common Shares will rise or fall or even lose all its value. The market price of Common Shares could be affected by several factors, including:

•	general market, political and economic conditions.

•	changes in earnings estimates and recommendations by financial analysts.

•	changes in market valuations of listed shares in general and other retail shares.

•	the market value of the assets of our Company.

•	changes to Government policy, legislation or regulations; and,

•	general operational and business risks.

In addition, many of the risks described elsewhere in this Information Statement could materially and adversely affect the market price of the Common Shares. In part because of the global economic downturn, the global equity markets have experienced price and volume volatility that has affected the share prices of many companies. Share prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Fluctuations such as these may adversely affect the market price of the Common Shares.

5. Our limited operating history with our current business lines makes it difficult to evaluate our current and prospects and may increase the risk associated with your investment.

We have a limited operating history with our current business lines. Consequently, our operations are subject to all the risks inherent in the establishment of new business lines in industries within which we are not necessarily familiar. We have encountered and will continue to encounter risks and difficulties frequently experienced by rapidly growing companies in constantly evolving industries, including the risks described in this prospectus. If we do not address these risks successfully, our business, financial condition, results of operations and prospects will be adversely affected, and the market price of our common stock could decline. As such, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history in our current business lines or operated in a more predictable market.

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6. Conflict of Interest

The Company is subject to various potential and actual conflicts of interest arising out of its relationship with its President and/or affiliates of the Company: transactions with affiliates of the President of the Company and/or such other persons and entities; the payment of substantial sums from the proceeds of this offering to such affiliates; and, competition for the time and services of the President, agents, employees, and affiliates with other projects or businesses that they run.

10. Dealings with the Company

The CEO controls the business and affairs of the Company. Consequently, the CEO will be able to control the CEO’s own compensation and to approve dealings, if any, by the Company with other entities with which the CEO is also involved. Furthermore, the CEO controls the majority of the voting power in the Company. Although the CEO intends to act fairly and in full compliance with his fiduciary obligations, there can be no assurance that the Company will not, because of the conflict of interest described above, sometimes enter arrangements under terms less beneficial to the Company than it could have obtained had it been dealing with unrelated persons.

11. Limitation of Liability of the Officers and Directors

To the maximum extent allowed by law, the Officers and Directors will have limited liability for breach of fiduciary duty and for (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) any transactions from which the Officers or Directors derived an improper personal benefit.

12. Exclusive Selection of Forum in the Bylaws

Our corporate bylaws provide that unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims, as defined in the Bylaws, may be brought solely and exclusively in the District Court, Sheridan County, Nevada (or, if such court does not have jurisdiction, the United States Court for the District of Nevada). “Internal Corporate Claims” are defined as claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty owed by a current or former Director or officer or stockholder in such capacity or (ii) as to which the WCC confers jurisdiction upon the District Court. Please read our bylaws carefully in connection with this risk factor.

Please note that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provisions apply to claims arising under the Securities Act and Exchange Act, but there is uncertainty as to whether a court would enforce such provisions in this context.

You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

The aforementioned forum selection provisions may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

RISKS RELATED TO OUR CORPORATE OPERATIONS

We have a limited operating history under the current business plan and may never be profitable.

Since we have a limited operating history following the implementation of the current business plan, it is difficult for potential investors to evaluate our business. We expect that we will continue to need to raise additional capital to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable.

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RISKS RELATED TO THIS OFFERING AND THE MARKET FOR OUR COMMON STOCK

The offering price of our shares has been arbitrarily determined.

Our management has determined the number of shares to be offered by the Company, and the price at which those shares are to be offered. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity, and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the world-class yacht sales industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is not currently traded on any exchange but is quoted on OTC Markets Pink marketplace under the trading symbol “SFIO.” There is a limited trading market for our common stock. There is no guarantee that any significant market for our securities will ever develop. Further, state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

●	actual or anticipated variations in our quarterly operating results or dividends;

●	changes in our funds from operations or income estimates;

●	publication of research reports about us

●	changes in market valuations of similar companies;

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●	adverse market reaction to any additional debt we incur in the future;

●	additions or departures of key management personnel;

●	actions by institutional stockholders;

●	speculation in the press or investment community;

●	the realization of any of the other risk factors presented in this offering circular;

●	the extent of investor interest in our securities;

●	investor confidence in the stock and bond markets, generally;

●	changes in tax laws;

●	future equity issuances;

●	failure to meet income estimates; and

●	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and the trading price of our common stock.

There could be volatility in our share price due to shares held by only a few people.

A small number of stockholders own a significant portion of our public float. As of the date of this offering circular, a limited number (less than 5) persons beneficially own and control a significant portion of the public float of the Company, consisting of more than 548,078,539 shares. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

Our shares are considered to be a “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering statement.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering statement under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, if our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

Special Risks for Investors Who Acquire More Than 20% of the Equity Interests

Such Investors May Be Subject to the Bad Actor Provisions of Rule 262 of Regulation A, Rule 262 pertains to Investors (“covered persons”) who acquire more than twenty percent (20%) of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such Investors have been subject to certain “disqualifying events” (as defined by the SEC), they are required to either: a) disclose such events to other Investors (if they occurred before June 19, 2015); or b) own less than twenty percent (20%) of the voting (equity) Interests in the Company (if they occurred after June 19, 2015), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Investors, securities violations, fraud, or misrepresentation.

Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting interests in the Company (or ensure that the Interests they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects, and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

●	general volatility of the capital and credit markets and the market price of our common stock;

●	exposure to litigation or other claims;

●	loss of key personnel;

●	the risk that we may experience future net losses;

●	risks associated with breaches of our data security;

●	failure to obtain necessary outside financing on favorable terms, or at all;

●	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all the shares of our common stock that they hold;

●	risks associated with the market for our common stock; or

●

any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements because of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements because of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. Considering these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether because of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates, and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, the fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

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DILUTION

Dilution means a reduction in value, control or earnings of the units the investor owns.

Purchasers of our common stock in this offering will experience immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price, as evidenced below, from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Assuming completion of the maximum offering amount, there will be a total of 1,515,378,174 outstanding shares of common stock, Kindly review the calculations below. The following table illustrates the per common share dilution as of September 30, 2021, which may be experienced by investors on a fully diluted basis.

Please note that all the calculations are made based on the financial statements of SFIO.

Total Assets	$23,146,885
Less: Intangible Assets	(8,998,062)	includes Goodwill and Intangibles
Fixed Net Asset Value	$14,148,823
Less: Liabilities	$(7,143,308)
Less: Restructuring Costs	0	none known
Net Tangible Book Value	$7,005,515

Shares Outstanding		Share Value
Common	1,415,378,174
Common issue after 3/31/22
Preferred	750,001
Total Outstanding	1,416,128,175	$0.00494695

Shares to be Issued	100,000,000
Outstanding After Issuance	1,516,128,175

Cash from Offering	$2,000,000
Net Tangible Book Value Prior	$7,005,515
Adjusted Tangible Book Value	$9,005,515	$0.005939811
Increase after offering w/cash		$0.000992861

Share Value without Cash		$0.004620661
Decrease after offering w/o cash		$0.000992861

Type of Stock	Issued and Outstanding shares	Number of shares on as if converted basis
Common Stock	1,415,378,174	1,415,378,174
Preferred A	750,000	750,000
Special 2019 Series A Preferred	1	1

Total Outstanding Shares on “as if converted” basis prior to the Offering	1,416,128,175	1,416,128,175

Maximum offering Amount	100,000,000	100,000,000

Total Outstanding Shares on “as if converted” basis following the Offering assuming completion of the maximum offering amount.	1,516,128,175	1,516,128,175

Further Dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in dilution to our stockholders, including investors purchasing our common stock in this offering.

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USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, in descending order, over an approximate 12-month period, assuming the entire amount of offered shares is sold.

Capital Sources and Uses

		If 100% of the offering is raised	If 50% of the offering is raised	If 25% of the offering is raised
Gross offering Proceeds		$2,000,000	$1,000,000	$500,000

Use of Proceeds:

Project-1: Epiphany Café Expansion
a)	Market Research and Feasibility Study for Epiphany Café (Malaysia, USA, UAW Phillipines)	$250,000.00	$250,000.00	$150,000.00
b)	Epiphany Café Franchise Systems Development (International)	$200,000.00	$200,000.00	$100,000.00
c)	Establishment of Franchise Teams(Malaysia, USA,UAE, Phillipines)	$200,000.00	$200,000.00	$100,000.00
d)	Partnership with an existing Wholesale Bakery in the USA	$675,000.00
e)	Epiphany Café Business Development and Local Mobilization including franchise roadshows	$200,000.00	$100,000.00	$100,000.00

		$1,525,000.00	$750,000.00	$450,000.00

Project-2: Property Development Projects
a)	Preliminary works-Design and Permitting	$250,000.00	$150,000.00
		$250,000.00	$150,000.00

Project-3: Export Business
a)	5-in-1 instant coffee production and export to USA, Australia, UAE and Philippines	$150,000.00	$75,000.00	$50,000.00
b)	Export of NZ Manuka honey to USA, Australia, UAE and Philippines	$75,000.00	$25,000.00
		$225,000.00	$100,000.00	$50,000.00

TOTAL		$2,000,000	$1,000,000.00	$500,000.00

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In the event the Company does not sell all shares offered hereby, it intends to reduce the allocation to working capital. Once no proceeds are available for allocation to working capital reserves, the Company intends to proportionately reduce the amount of proceeds allocated to each other category above, which are listed in order of priority.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service, and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

SFIO is an Asset Management company with a conglomerate of five strategic business divisions namely: Food Manufacturing and Distribution, Franchising, Coffee, Property Development, as well as Technology and Software Development which are operating in Australia, New Zealand, and the Philippines. The Company has set up offices in New York City (US), Dubai (AE), Melbourne (AU), Hamilton (NZ) and Manila (PH) as part of its hypergrowth expansion and growth roadmap, followed by its plan to up list in a major stock exchange. The Company will expand its capabilities and asset base through company mergers, acquisitions, investments and partnerships with synergistic and suitable companies that would increase the revenues of the subsidiaries owned and operated by the Company.

Our principal executive offices are located at 124 East, 40th Street, NY, NY 10016.

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The Company

We are a conglomerate of franchise business, food manufacturing, coffee, and property development business in New Zealand and Australia that is quoted on the OTC Markets in the USA. SFIO’s business consists of five strategic business divisions. The first division is the Franchise division which is made up of the Epiphany Café, Classic Bake House, and Metromart. The second division is the Food Manufacturing division, which is made up of Marks Quality Cakes, Big Lou's Donuts, Classic Bake House Factory and Ardent Bakers. The third division is the Coffee division made up the Gorgeous Coffee Co. The fourth and fifth divisions are technology and software divisions.

SFIO will expand its capabilities and asset base through company mergers, acquisitions, investments, and partnerships with suitable companies that would increase the revenues of the companies owned and operated by SFIO.

Our principal executive offices are located at 124 East, 40th Street, NY, NY 10016.

1. Food Manufacturing and Distribution

Ardent Bakers (NZ) and Big Lou’s Donuts (AU) have developed their respective recipes [i.e., Intellectual Property] and mastered the techniques in producing premium quality frozen cakes, donuts, bread, and other baked products. Their combined years of experience and proven expertise will be their crucial advantage over their competitors in providing product quality and cost value, which will support their customer’s business scalability and sustainability. In addition, the group supplies products to the franchise group and will expand its business in the catering supply of wholesale products to other firms within the region. The food manufacturing group of the Company has innovated and mastered several cutting-edge techniques and technology in producing quality products with the highest efficiency. The group owns the SMART-FREEZE technology, a disruptive innovation that significantly reduces product wastage and eliminates the need to have multiple commissaries, which is the limiting factor in scaling the Epiphany Café brand in a particular country. The group also aims to become the market leader in offering low-carb treats as part of its three-year plan through collaboration with international low-carb communities. The Company has innovated its premix flour and toppings for our cakes and donuts in the last five years that have enabled our donuts and cakes to be frozen up to six months (fully glazed). Once thawed in ambient temperature for less than an hour, the ‘fresh-like’ quality and shelf life of the “pillow-soft” donuts are consistent for most of the flavors. With the Smart-Freeze technology, donut and cakes wastages in stores can be minimized below 3% or lesser using First-In, First-Out (FIFO) approach. Several NZ and AU renowned brands have acknowledged our key difference in the market.

Ardent Bakers

Ardent Bakers is an MPI (Ministry for Primary Industries) approved centralized factory and warehouse located in Hamilton New Zealand. It supplies frozen donuts, muffins, scones and cakes to the Epiphany Franchise Group. Ardent Bakers also supplies wholesale products to multi-store retail brands such as BP, Caltex, Mobil, GAS, Jayen Foods Concepts, Circle-K, Metromart, Classic Bake House, and other hospitality businesses i.e. cafés, hotels, restaurants.

Big Lou’s Donuts

Big Lou’s Donuts is a successful Australian Company which was formed in 2008. Big Lou’s specializes in producing a wide range of commercial donuts for retail, wholesale, events and corporate markets. Big Lou’s donuts are available in supermarkets such as Coles and Aldi in Australia. Big Lou’s modern donut factory in Melbourne can produce more than 9,000 donuts per hour.

2. Franchising

The Company’s Franchise Business Division has adopted a diversified business model, from the traditional franchise system concepts to micro-business models through the newly developed license system concepts that are suitable to meet customer needs and the “new normal” in the business arena. This diversified business model aims to provide multi-economic opportunities which will enable and empower entrepreneurs in different tiers in the market. The parallel expansion strategy of the Franchise and License models is the key to Epiphany Café’s strategic expansion in the global market.

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Epiphany Café

Epiphany Café is a new-breed café that offers not only gourmet donuts of different delectable flavors but also premium cakes, quality breads, and hot/cold drinks i.e. coffee and tea. Having these four-core product ranges makes Epiphany Café an incredibly unique franchise model. Epiphany Café was named the “Best Emerging Franchise System” by the Franchise Association New Zealand (FANZ) in 2018. In the same year, Epiphany Café was voted as “Meadow Fresh Café of the Year” in the upper North Island, New Zealand. It is a recognized franchise with 25+ outlets, including licensed locations, in New Zealand and has big plans to expand in USA, Australia, UAE, Philippines and Malaysia. Furthermore, Epiphany has established a multi-concept model for franchisees and licensees’ selection. The Epiphany license model includes the “store within a store” concept, the micro-business model which is best suited for essential businesses like convenience stores and supermarkets.

3. Coffee Business

Gorgeous Coffee Co. [GCC] is a wholesale coffee roaster and distributor in New Zealand. Gorgeous Coffee Co. developed the unique Epiphany Café coffee blend which is 100% organic and Fair Trade certified. Gorgeous Coffee Co. has recently developed its 5-in-1 instant coffee made from organic ingredients namely: NZ Manuka honey, Barley grass powder, Stevia, Coconut milk powder and coffee. The instant coffee range of Gorgeous Coffee Co will be exported and distributed internationally by partners and through e-commerce platforms (i.e. Amazon). Being an independent company, Gorgeous Coffee Co. also supplies its standard coffee blend (whole beans) to both internal partners within the Company and external clients such as local cafés. Gorgeous Coffee Co. has also the capabilities to develop bespoke coffee blends for both internal and external customers.

4. Property Development

The Property Development Division of the Company consists of a property development team (AG Architects) and an electrical services team (A+ Electrical) that are both based in New Zealand.

AG Architects

AG Architects is an Auckland based architectural office and property developer specializing in Residential, Commercial, Public and Urban, Industrial and Institutional development which has more than 25 years of experience in managing the end-to-end property development process from documentation and design, to construction of large and small projects. They established design credentials both in New Zealand and Singapore. AG Architects have extensive experience working on multi-million projects that reflect the culture of NZ materials synonymous with the Land.

A+ Electrical

A+ Electrical is formed by a team of Electricians, Technicians and Engineers have a diverse range of Electrical Installation, Maintenance and Joinery/Cabinetry work that we can do, from a replacement of light fittings and power points at home, and to electrical wiring of control and automation system, maintenance of machineries in a factory and commercial fit outs.

5. Technology and Software Division

We are a team of qualified and experienced software developers, data scientists, AI specialists, and cybersecurity experts with a good reputation in the software and technology industry. We are developing several software applications and platforms focusing on providing business solutions to small and medium-sized enterprises. The team is developing a collaborated business platform for small or medium-sized retailers using Artificial Intelligence and Data Analytics that provides insightful information by way of processed digital recommendations to help businesses increase their productivity and operational efficiencies around the management of their business, going from inventory management to demand planning, staff scheduling, customer rewards program, training management and performance reporting.

6. Other Subsidiaries Accord Investment Group (AIG)

AIG is an Asset Management company based in Melbourne Australia which is 100% owned by SFIO. It owns majority shares and assets in several companies based in Australia, New Zealand, and Philippines.

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MLV Group

MLV Group is an accounting firm based in Australia with more than 5,000 clients, that provides a ‘one stop shop’ for all tax, accounting, financial and social needs. It has seen a growth rate of 30% annually due to its reliable, professional, and trustworthy services. SFIO strategically acquired (70%) the MLV Group to manage and monitor the financial performance of its subsidiaries. MLV Group will also provide accounting and financial services to the SFIO conglomerate while pursuing its accounting firm expansion in Australia.

The Global Academy NZ

The Global Academy NZ (Training Hub for Entrepreneurship) is a strategic learning provider of masterclasses and workshops – available both online and offline. It aims to educate, equip, and empower its business partners, shareholders and potential investors to have entrepreneurial and business leadership mindsets, mastery, management and mentorship programs. The core of ‘The Global Academy NZ’ is to customize strategic learning programs to develop the most important resource of an organization – the people. The Global Academy offers certification programs and modular courses. Currently, there are masterclasses in entrepreneurship, entrepreneurial management, and digital entrepreneurship, suitable for companies and individuals who want to thrive in this new digital economy and become leaders in the industry, workplace or specific organizations.

7. Other Affiliated Companies

☐	Metromart Franchise Group (NZ)
☐	Classic Bake House Factory (NZ)
☐	Classic Bake House Franchise Group (NZ)

SMOKEFREE INNOTEC, INC. (the “Company”) was originally incorporated on April 13, 1994, in the State of Washington, as Courtside Products, Inc. and re-domiciled to Nevada on December 9, 2008. On December 23, 2008, we merged with Smokefree Innotec Corporation, a Nevada Corporation and Lema One Corporation, a Nevada Corporation and changed the Corporation’s name to Smokefree Innotec, Inc. As of October 29, 2021, the Company is in good standing with the state of Nevada. On December 04, 2008, the Company filed its amended and restated articles of incorporation.

The Company is currently authorized to issue a total of 5,000,000,000 shares of Common Stock with a par value of $0.001 and 100,000,001 shares of Preferred Stock with a par value of $0.001. Out of the 12,000,000 shares of Preferred Stock, the following series of Preferred Stock are designated as of the date of this offering:

●	100,000,000 shares of Series A Preferred Shares with a par value of $.001.

●

1 share of Special 2019 Series A Preferred Share with a par value of $.001. The Special 2019 Series A Preferred Share shareholder is entitled to 60% of all votes, but not limited to common stock, preferred stock, (including on an as converted basis) entitled to vote at each meeting of shareholders of the Corporation with respect to all matters presented to the stockholders of the Corporation for their action or consideration.

Employees

The Company has 317 full-time employees.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guaranteed contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

DESCRIPTION OF PROPERTY

The Company leases the premises located at and known as 124 East, 40th Street New York, NY 10016 as per the lease agreement dated October 1, 2021 (the “New York Lease”). This lease is attached to this circular.

The Company additionally plans to lease and/or own all real property reasonably necessary in connection with its business.

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LEGAL PROCEEDINGS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol SFIO. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

As of the date of this offering circular, we had approximately 329 record holders of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

General

Although we were organized as a Nevada corporation in 2010, only the financial statements and operations following the Acquisition Agreement dated August 20,2021 (the “Acquisition Agreement”) are relevant for the Company and applicable to its current business strategy.

As of the date of this offering circular, we have not entered any arrangements creating a reasonable probability that we will acquire a specific property or other assets. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets.

Results of Operations

As of the date of this offering circular, we began business operations during the quarter ending September 30, 2021 with a gross profit of $1,507,575.00 at the end of the quarter.

Operating Results

We intend to operate on a fiscal year basis from January 1 to December 31 and report for tax purposes on a fiscal year basis.

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

The Company currently has no material commitments for capital expenditures.

Plan of Operations

We are a conglomerate of franchise business, food manufacturing, coffee, and property development business in New Zealand and Australia that is quoted on the OTC Markets in the USA. SFIO’s business consists of five strategic business divisions. The first division is the Franchise division which is made up of the Epiphany Café, Classic Bake House, and Metromart. The second division is the Food Manufacturing division, which is made up of Marks Quality Cakes, Big Lou's Donuts, Classic Bake House Factory and Ardent Bakers. The third division is the Coffee division made up the Gorgeous Coffee Co. The fourth and fifth divisions are technology and software divisions.

SFIO will expand its capabilities and asset base through company mergers, acquisitions, investments, and partnerships with suitable companies that would increase the revenues of the companies owned and operated by SFIO.

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PLAN OF DISTRIBUTION

We are offering up to 100,000,000 shares of our common stock on a “best efforts” basis for $.02 per share, for a total of up to $2,000,000 in gross offering proceeds, assuming all securities are sold.

The minimum investment for any investor purchasing shares from the Company is $750.00, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum investment amount for any investor purchasing shares from Selling Securityholders.

There is no minimum aggregate offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all the offered shares. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this offering circular. There will be no refunds.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, the Company’s common stock is quoted on the OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this circular being qualified by the SEC, the Company may offer and sell shares from time to time until all the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this circular, unless extended or earlier terminated by the Company. The Company may terminate this offering at any time.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. The shares of Selling Securityholders will be sold by our directors and executive officers subject to full compliance with applicable securities laws.

Our directors and executive officers will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares (whether the shares offered by the Company or the shares offered by Selling Securityholders) will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●

the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this circular, we have not entered any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this circular as appropriate.

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All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s CEO or by specific resolution of our Board of Directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from a request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company. In various states in the United States, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this circular disclosing such matters.

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OTC Markets Considerations

The OTC Markets is separate and distinct from the NASDAQ stock market or other national exchange. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ and other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on NASDAQ or other exchanges. Trading activity, in general, is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held	Age	Date first elected or appointed	Approximate hours per week for part-time employees
Jeths D. Lacson,	Chairman, CEO	37	10/20/2020
Mark G. Epifanio	COO, Director	41	10/20/2020
Richard Agluba	Secretary, Director	53	10/20/2020
Michael Luis Valenzuela	CFO, Director	53	10/20/2020

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Chairman and CEO of SFIO – Jeths D. Lacson, CPEng, CAMA

Jeths is the Chairman and Chief Executive Officer at Starfleet Innotech, Inc. He is also the Co-Founder of Epiphany Cafe, Ardent Bakers, Gorgeous Coffee and A+ Electrical. Furthermore, He is a Chartered Professional Electrical Engineer and a Certified Asset Management Assessor with over 15 years of professional experience in the different industries. Jeths graduated with a Degree in Electrical Engineering from Mapua Institute of Technology, Metro Manila, the Philippines. His expertise is in Asset Management and Business Development. Jeths was formerly one of the lead technical consultants in setting up a Polytechnic University in Saudi Arabia for Waikato Institute of Technology (WINTEC) in New Zealand. He was also responsible for leading a team who manages the multi-million operational and capital expenditures of an electricity distribution company in Hamilton, New Zealand.

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Chief Operations Officer of SFIO - Mark G. Epifanio, CPEng

Mark is the Chief Operations Officer of SFIO. He oversees day-to-day operations to support the growth and add to the bottom line of the organization. He focuses on strategic planning and goal- setting and directs the operations of the company in support of the company’s goals. He also co-founded Epiphany Cafe, Ardent Bakers, Gorgeous Coffee and A+ Electrical. Mark has over 16 years of combined industry experience from business development, franchising, distribution and food manufacturing. Mark was formerly managing the business development of ethical products within the pharmaceutical industry. Mark graduated with a Degree in Electrical Engineering from University of Southeastern Philippines in Davao, Philippines in 2002. Mark is a Chartered Professional Engineer (CPEng) and APEC Engineer in Australia with areas of expertise in Leadership and Management and Asset Management. Mark is currently a Director of Epiphany Café and AIG. His ability, generate strategic partnerships, spearhead the growth and development of the Company has led the Board of Directors to the conclusion that he should serve as the Chief Operations Officer of the Company. His expertise is in Asset Management and Business Development. Jeths was formerly one of the lead technical consultants in setting up a Polytechnic University in Saudi Arabia for Waikato Institute of Technology (WINTEC) in New Zealand. He was also responsible for leading a team who manages the multi-million operational and capital expenditures of an electricity distribution company in Hamilton, New Zealand.

Chief Secretary of SFIO - Richard Agluba

Richard is the Secretary of SFIO. He is responsible for the efficient administration of the company and ensures compliance with statutory and regulatory requirements and implementing decisions made by the Board of Directors. Richard has over 20 years of experience in Electrical Design and Project Engineering with a demonstrated history of working in Electrical Utility, Oil and Gas industry, Residential, Commercial & Industrial environment. Richard has been involved in multi-million-dollar projects in Saudi Arabia where he is in-charge of Electrical, Controls and Instrumentation equipment ordering, Factory testing, Installation and Commissioning support which he handles a group of Electrical Engineers, Technicians and Electricians. He has also handled design of Substations and Project Engineering of a multi-million-dollar Electrical Substation upgrading project in New Zealand. Richard graduated with a degree in Electrical Engineering from Manuel L. Quezon University and Diploma in Electrical Engineering from University of Saint Louis, in the Philippines. Richard is also a member of Engineering New Zealand (MEngNZ) and a registered Electrician under Electrical Workers Registration Board, New Zealand. Richard is a current Director of A+ Electrical and AIG. His various exposures in different companies have led the Board of Directors to the conclusion that he should serve as the Secretary of the Company.

Chief Financial Officer (CFO) of SFIO - Michael Luis Venezuela, CPA

Michael is Chief Financial Officer (CFO) of SFIO. He is a fully Certified Practicing Accountant (CPA) in Australia. Managing director of a CPA public practice firm called MLV Accounting Pty Ltd, He is also a registered SMSF Auditor and a registered tax agent in Australia. Michael finished with a double degree of BS Business Administration and Accountancy from the University of the Philippines in Diliman, Quezon City in 1991. He passed the CPA board exams in Manila in November 1991 and became a member of Philippine Institute of Certified Public Accountant (PICPA) in the same year. Michael worked as an audit staff at SGV & Co (Earnest & Young Manila) and started several businesses in the Philippines. Migrated to Australia in 2002 and became a fully qualified member of CPA Australia. He worked in several suburban accounting firms and eventually started MLV Accounting, a Melbourne based CPA public practice which has grown by 20-30% annually since 2013. Presently, his accounting firm has 4K to 5K client across Melbourne and Australia, serving clients of diverse multicultural background and businesses.

Conflicts of Interest

Jeths D. Lacson

At the present time, the Company does not foresee any direct conflict between either Mr. Lacson’s other business interests and his involvement in the Company.

Jeths D. Lacson has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Mark G. Epifanio

At the present time, the Company does not foresee any direct conflict between either Mr. Epifanio’s other business interests and his involvement in the Company.

MARK G. EPIFANIO has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or (8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Richard Agluba

At the present time, the Company does not foresee any direct conflict between either Mr. Agluba’s other business interests and his involvement in the Company.

Richard Agluba has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Michael Luis Valenzuela

At the present time, the Company does not foresee any direct conflict between either Mr. Valenzuela’s other business interests and his involvement in the Company.

Michael Luis Valenzuela has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Term of Office

Our directors are appointed until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us since the beginning of their appointment until the date of the offering statement to which this offering circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors.

Name	Position	Cash Compensation*	Other Compensation*	Total Compensation*

The officers and directors have not been compensated to this point.

Following this Offering the compensation of the officers and directors is expected to be as follows:

Name	Position	Cash Compensation*	Other Compensation*	Total Compensation*

The officers and directors will not be compensated from the Public Company.

*Subject to the completion of the Offering. Each of the directors and officers is entitled to the year-end bonus subject to the Board’s discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this Circular, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

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Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 124 East, 40th Street New York, NY 10016.

Name of Officer/Director or Control Person	Affiliation with Company	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding
Jeths De Jesus Lacson	Officer/Director	1	Preferred Special 2019 Series A	100%
Jeths De Jesus Lacson	Officer/Director	750,000,000	Preferred Series A	100%
Jeths De Jesus Lacson	Officer/Director	185,000,000	Common	13.17%
Mark Epifanio	Officer/Director	50,000,000	Common	3.56%
Richard Agluba	Officer/Director	50,000,000	Common	3.56%
Hatadi Supaat	Shareholder	130,140,000	Common	9.26%
Bounce Mobile Systems, Inc.	Shareholder	217,800,000	Common	15.50%

- 42 -

Regardless of the success of this offering, our officer and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue to control the Company after the offering, investors are unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in the value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

TRANSACTIONS WITH RELATED PERSONS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stephen Mills, Attorney at Law will pass on the validity of the common stock being offered pursuant to this offering circular.

DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 5,000,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 100,000,000 shares of preferred stock, $0.001 par value per share. Out of the 100,000,000 shares of Preferred Stock:

●	750,000 shares of Series A Preferred Shares.

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The voting power distribution as of the date of this Circular can be illustrated as follows:

Class of Shares	Number of Outstanding Shares	Voting Power	Proportion Of The Voting Power
Common	1,415,378,174	1,415,378,174	40%
Series A Preferred	750,000
Special 2019 Series A Preferred	1	750,000,000	60%
Total	1,416,128,175	2,165,378,174	100%

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely because of their status as stockholders.

Common Stock

All the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all the shares of our common stock have equal rights as to earnings, assets, dividends, and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all the votes cast in the election of directors.

Under both Nevada Law, a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast the votes on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters.

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Preferred Stock

The designation, powers, including voting rights, preferences and any qualifications, limitations, or restrictions of the Preferred Stock may be established from time to time upon the approval by the Board of Directors of the Company.

Out of the 100,000,001 shares of Preferred Stock authorized:

100,000,000 shares of Series A Preferred Shares. - Non-Convertible

1 share of Special 2019 Series A Preferred Shares - Convertible into 750,000,000 common shares with 60% of the of all the voting shares.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 1,512,117,000 shares of our common stock. Of these shares, the 100,000,000 shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The current public float is 548,078,539 and the remaining 826,038,461 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock.” For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

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AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules, and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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STARFLEET INNOTECH, INC.

APPENDIX A: CONSOLIDATED BALANCE SHEETS

(Expressed in US dollars) (Unaudited)

	As of December 31,	As of December 31,
	2021	2020
ASSETS	(unaudited)	(unaudited)
CURRENT ASSETS
Cash	$2,360,521	$-
Accounts Receivable	$1,601,617	$-
Inventory	$782,355	$-
Total current assets	$4,744,493	$-
FIXED ASSETS
Furniture and Equipment	$578,247	$-
Property and Fit Outs	$5,665,719	$-
Total fixed assets	$6,243,966	$-
NON-CURRENT ASSETS
Intangibles	$2,984,328	$-
Goodwill, Trademark, IP	$4,712,494	$-
Investments	$190,765	$-
Other Non-current assets	$423,015	$6,000
Total non-current assets	$8,310,602	$6,000
TOTAL ASSETS	$19,299,061	$6,000

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT
LIABILITIES
Accounts Payable	$1,070,430	$-
Other Current Liabilities	$426,702	$-
Notes Payable	$25,000	$25,000
Non-current Liabilities	$3,955,414	$-
Total Liabilities	$5,477,546	$25,000

The accompanying notes are an integral part of these consolidated financial statements.

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STOCKHOLDER'S EQUITY (DEFICIT)

Common stock: 5,000,000,000 shares authorized, par value $0.001, 1,409,583,737 shares issued and outstanding as of 12/31/2021	$1,409,584	$633,404
Preferred Series A: 100,000,000 shares authorized, par value $0.001, 750,000 shares issued and outstanding as of 12/31/2021 and 12/31/2020	$750	$750
Additional paid-in capital	$2,660,291	$(628,154)
Accumulated Deficit	$(25,000)	$(25,000)
Current Year Earnings	$5,871,785	$-
Retained Earnings	$3,904,105	$-
Total Equity	$13,821,515	$(19,000)
Total Liabilities and Equity	$19,299,061	$6,000

See accountant’s report and notes to financial statements

The accompanying notes are an integral part of these consolidated financial statements.

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STARFLEET INNOTECH, INC.

APPENDIX B: CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US dollars) (Unaudited)

	**Twelve Months ended Dec 31	Twelve Months ended Dec 31
	2021	2020
	(unaudited)	(unaudited)
REVENUE
Sales	$24,115,657	$-
Total Revenue	$24,115,657	$-
COST OF SALES
Cost of Sales	$10,129,190	$-
Total Cost of Sales	$10,129,190	$-
GROSS PROFIT	$13,986,466	$-
OPERATING EXPENSES
Legal, Accounting and Consulting	$117,462	$-
Marketing and Advertising	$503,225	$-
Permits and Licenses	$260,561	$-
Rent	$1,276,627	$-
Wages and Salaries	$4,935,154	$-
Utilities	$307,961	$-
Other Operating Expenses	$1,709,207	$-
Total Operating Expenses	$9,110,196	$-
NET OPERATING INCOME	$4,876,270	$-
OTHER INCOME
Other Income	$995,515	$-
Total Other Income	$995,515	$-
NET INCOME BEFORE TAX	$5,871,785	$-

**Notes: This consolidated financial report does not include the franchised sites’ financial statements

See accountant’s report and notes to financial statements

The accompanying notes are an integral part of these consolidated financial statements.

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STARFLEET INNOTECH, INC.

APPENDIX C: CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Twelve Months ended Dec 31	Twelve Months ended Dec 31
	2021	2020
	(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net Income (Loss)	$5,871,785	$-
Adjustments to reconcile net income (Loss) to net cash
provided by operations
Accounts receivable	$1,601,617	$-
Inventory	$782,355
Accounts payable	$1,070,430
Other Current Liabilities	$426,702
Total Adjustments	$3,881,104	$-
NET CASH PROVIDED BY OPERATING ACTIVITIES	$9,752,889	$-

INVESTING ACTIVITIES
Asset acquisition / divestment	$(14,554,568)	$-

NET CASH PROVIDED BY INVESTMENT ACTIVITIES	$(14,554,568)	$-

FINANCING ACTIVITIES

Non-current liabilities	$3,955,414	$-
Paid in surplus	$3,202,023
Stock Issuance	$4,762	$-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$7,162,200	$-

NET CASH INCREASE FOR PERIOD	$2,360,521	$-

CASH BEGINNING OF PERIOD	$-	$-

CASH AT END OF PERIOD	$2,360,521	$-

See accountant’s report and notes to financial statements

The accompanying notes are an integral part of these consolidated financial statements.

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STARFLEET INNOTECH, INC.

APPENDIX D: CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed  in US dollars)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Earning	Total
Balance as of December 31, 2018	1,000,000	$1,000	633,403,973	$633,404	$-634,404	$0	$0
Share Issuances	-1,000,000	-1,000	0	0	1,000		0
Net gain/loss for the quarter ended 12/31/19					—	3,879,105	3,879,105
Balance as of December 31, 2019	0	$0	633,403,973	$633,404	$-633,404	$3,879,105	$3,879,105
Share issuances
	0	0	0	0		0	0
Net gain/loss for the period ended 12/31/20
Balance as of December 31, 2020	750,000	750	633,403,973	633,404	-628,154	3,879,105	3,884,355
Net gain/loss for the quarter ended 03/31//21						0	0
Net gain/loss for the quarter ended 06/30/21						0	0
Share issuances			$776,179,764	$776,180	$3,288,445	$-	$4.,064,625
Net gain/loss for the period ended 12/31/21						$5,871,785	$5,871,105
Balance as of December 31, 2021	750,000	750	1,409,583,737	$1,409,584	$2,660,291	$9,750,890	$13,820,085

The accompanying notes are an integral part of these consolidated financial statements.

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STARFLEET INNOTECH, INC.

APPENDIX E: NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 (Expressed in US dollars)

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS AND GOING CONCERN

Effective on the 24th of January 2022, the Company’s name was changed from Smokefree Innotec, Inc. to Starfleet Innotech, Inc.

Smokefree Innotec, Inc. was incorporated on May 8, 1994 in the State of Nevada.

In accordance with Section 78.347 of the Nevada Revised Statutes, Universal Management Association, LLC, a Nevada limited liability company, was appointed Custodian of Smokefree Innotec, Inc., pursuant to an Order of District Court of Clark County, Nevada, case no. A-19-795456-C on July 22, 2019.

On September 13, 2019, Richard Thomas acquired control of Smokeffree Innotec, Inc., from Corionne Washington, a custodian with Universal Management Association, LLC for $25,000 cash. Mr. Washington, representing Universal Management Association, LLC, acquired the Company, as custodian, from the Nevada District Court for Clark County through a court-approved custodial civil action. The Super A preferred share controls the Company because it is convertible into 750,000,000 common shares at any time and possesses super voting rights of 60% of all Company voting shares. The Super A preferred shares were created by the custodian.

On October 12, 2020, Richard Thomas then sold the Super A Preferred share to Hatadi Shapiro Supaat for $15,000 and a 2% non-dilutable interest in the Company. The 2% interest of the Company refers to a future interest of 2% of the common shares of Smokefree Innotec, Inc., after the company undergoes a planned restructure.

Effective on the 20th of August 2021, the Company purchased all of the assets of Agrokings, Inc. The Company now has more than nominal operations and more than nominal assets through its ownership of six (6) Australian and New Zealand-based subsidiaries: Accord Investment Group, Epiphany Café Franchise Group, Ardent Bakers, Gorgeous Coffee Co., A+ Electrical and AG Architects, all of which have strong presence in Australia and New Zealand.

As of August 30, 2021, the Super A Preferred Share was transferred to Jeths D. Lacson, as the current Chairman of SFIO.

Following the acquisition of Agrokings, Inc., the Company has commenced its restructuring plans including the strategic alignment of its five business divisions (Food Manufacturing, Franchising, Coffee, Property Development, Technology and Software Development) to support its growth and sustainability model.

Effective on the 7th of September 2021, Mr. Hatadi Shapiro Supaat has resigned from his position as the Chief Investment Officer (CIO) of the Company. On the same date, SERVEBANK Financial Inc. has resigned from its roles and duties as Consultants to the Company.

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Effective on the 8th of September 2021, the Company acquired the two Australian-based companies: Big Lou’s Donuts and MLV Accounting through the Accord Investment Group Pty Ltd which is registered in Australia and 100% owned by the Company.

Effective on the 7th of October 2021, the Company acquired The Global Academy Masterclass program from Jonathan Petalver. The newly acquired company was registered in New Zealand Companies Office as The Global Academy NZ (TGA-NZ) on the 1st February 2022. TGA-NZ will have its MBA masterclass courses and other technical courses accredited or recognized in New Zealand and in the United States.

Effective on the 7th of October 2021, the Company has appointed Jonathan Petalver and Roger Oriel as Advisory Board Members of the Company.

Effective on the 7th of October 2021, the Company has appointed Michael Luis Venezuela, CPA as the new Chief Financial Officer of the Company.

On the 28th of October 2021, the Company signed a Memorandum of Understanding with Omnicor Industrial Estate & Realty Center, Inc. (“Omnicor”) to develop a two-hectare parcel of land in the Philippines. Omnicor a corporation is 100% owned by Philippine Regional Investment Development Corporation (PRIDE). PRIDE is 100% owned by AbaCore Capital Holdings, Inc. (PSE trading symbol: ABA).

Effective on 29th October 2021, the Company acquired four Philippine-based Tech and IT companies namely: LEENTech Network Solutions, Inc., Livewire365, Inc., DHQ Digital Marketing, Inc., and Webworx Design Studio, Inc.

On November 12, 2021, Supplemental Information Report dated 30 September, requesting the removal of the “shell” flag of SFIO in OTC has been uploaded. The report reflected the financial figures of Agrokings, Inc. from the 01 January to 20 August 2021.

On the 22nd of November 2021, the “shell” designation on, then Smokefree Innotec, Inc. (SFIO), was removed.

On the 24th of November 2021, the Company has signed a Joint Venture agreement with RIZHLE Construction and Development Corporation, based in the Philippines. The business of the Joint Venture shall be to exclusively execute and manage the construction of all the real estate projects of the Company within the Montemaria Estate in the province of Batangas, Philippines, including but not limited to the five- tower hotel development of ‘The Lombard by the Bay’ (ongoing) and the eight-tower condotel development as part of the Omnicor project, both within the Montemaria Estate.

On the 24th of November 2021, the Company has signed an exclusive distribution agreement with NeuroSky, Inc., a biotech company based in the USA. NeuroSky appoints the Company as the exclusive distributor of NeuroSky products, including electronic headsets, electronic wearable wrist watches, electronic wrist bands, and other electronic wearable products within New Zealand and the United Arab Emirates.

On the 15th of November 2021, the Company has signed the international distributorship agreement with Annapolis Co., Ltd, owner the LongBeach brands based in Thailand. The Company is authorized as an exclusive distributor of LongBeach products in New Zealand and in Australia.

Effective on the 30th of November 2021, the Company has appointed Stanley Yang as an Advisory Board Member of the Company.

Effective on the 10th of December 2021, the Company has appointed Jose Gerardo Noble as an Advisory Board Member of the Company.

On the 11th of December 2021, the Company has engaged Havitas Developments Corporation, based in the Philippines, to carry out the detailed Market Research and Feasibility Study including financial modelling for the Company’s eight-tower (2-hectare) property development in Montemaria Batangas Philippines.

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On the 13th of December 2021, the Company has signed a Memorandum of Understanding with FJ Prime Management, Inc., based in the Philippines, to enter into a Joint Venture in expanding the Epiphany franchise business in the Philippines, including the distribution of the Company’s products in the Philippines.

On the 20th of December 2021, the Company has submitted Form 1A to the Securities and Exchange Commission (USA) and later amended on the 22nd and 27th of December. This is in line with the company’s initiative to raise funds through the Reg-A offering. The aggregate offering price attributable to securities being offered is $20,000,000 USD at the price of $0.40 USD per share.

On the 21st of December 2021, the Company has opened its office in Dubai CommerCity in the United Arab of Emirates, following its successful company registration in Dubai, as Starfleet Innotech FZCO.

On the 22nd of December 2021, the Company has signed a Joint Venture agreement with the landowners of a eight-hectare property (including beach front) located in Buenavista, Puerto Princesa City, Palawan, Philippines. The Joint Venture Corporation to be formed by the two parties will develop a micro-township that will include a beach resort, condotel units, villas, wellness facilities, retirement villas, and hotel.

Effective on the 27th of December 2021, the Company has appointed Vince Caruso as an Advisory Board Member of the Company.

On the 28th of December 2021, the Company received a letter from the Securities and Exchange Commission (USA) advising that the Company’s Offering Statement on Form 1-A has been considered with no intention of review from the Commission.

Effective on the 24th of January 2022, the Company’s name was changed from Smokefree Innotec, Inc. to Starfleet Innotech, Inc.

Starfleet Innotech, Inc. [SFIO] is a global investment holding company focused on innovation through disruptive collaborations across the three key industries: Food and Beverage (F&B), Real Estate, and Technology. With a strong presence across New Zealand, Australia, and the Philippines - as well as a roadmap for further global expansion - SFIO makes strategic investments in high-growth businesses, building synergies across its diverse portfolio to provide maximum shareholder value. SFIO's key industries represent a clear roadmap of acquisition, consolidation, transformation, and expansion. As the company grows its portfolio of pillar investments, it pioneers new business models and operational efficiencies through technological innovation and cross-industry collaboration, before scaling them across its global footprint. Guided by tradition, driven by innovation, and enabled by collaboration. SFIO is on a hyper-growth path to build a thriving business ecosystem, with plans to uplist onto a major stock exchange in the near future.

These unaudited consolidated financial statements have been prepared by Starfleet Innotech, Inc. (the “Company”) on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. There is no guarantee that the Company will be successful in these efforts. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These consolidated financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates and Assumptions

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year. The Company regularly evaluates estimates and assumptions related to valuation of license, stock-based compensation, and deferred income tax asset valuation allowances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, convertible debenture, stock-settled debt obligation, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

-55-

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Revenue Recognition

The company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sale price is fixed or determinable, (iii) collectability is reasonable assured and (iv) goods have been shipped and/or services rendered.

Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As of December 31, 2021 and at December 31, 2020, the Company had no items representing comprehensive income or loss.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended December 31, 2019 and December 31, 2020 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued penalties and interest as of March 31, 2021.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock.

Common Stock

All common stock shares have equal voting rights, are non-assessable and have one vote per share.

NOTE 4 – CONFLICTS OF INTEREST

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to February 28, 2022, the date the financial statements were finalized pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

•	Effective on the 17th of January 2022, the Company has appointed Sunil Salunkhe as an Advisory Board Member of the Company.
•

On the 20th of January 2022, the Company has signed a Memorandum of Understanding with The Cravings Group, owner of a CCA wholesale bakery and the Center for Culinary Arts program based in the Philippines. The purpose of the MOU was to identify the opportunities for strategic partnership or collaboration with the Company in areas listed below:

o	Development of real estate owned by The Cravings Group
o	Production and supply of bakery products to the Epiphany Franchise Group in the Philippines
o	Expansion of The Cravings brand and operations through partnership with the Company
o	Expansion and accreditation of CCA courses in New Zealand, Australia, UAE and the USA

•	Effective on the 24th of January 2022, the Company’s name was changed from Smokefree Innotec, Inc. to Starfleet Innotech, Inc.
•	On the 25th of January 2022, Epiphany Ventures Asia SDN BHD was incorporated in Malaysia. This is the joint venture corporation between the Company and its local partners in Kuala Lumpur Malaysia, for the expansion of Epiphany Café and product distribution business of the Company in Malaysia.
•	On the 2nd of February 2022, the Company has signed a Memorandum of Understanding with Michael James Maclean, based in Canada, to enter into a Joint Venture in expanding the Epiphany franchise business (non-exclusive) in Canada, including the distribution of the Company’s products (i.e. Epiphany NZ Manuka Honey and Gorgeous Coffee products) in Canada.
•	On the 2nd of February 2022, Starfleet Innotech (SFIO) Philippines Holdings Corporation was incorporated through the Security and Exchange Commission (Philippines)
•	Effective on the 3rd of February 2022, the Company has appointed Richard De Lima as the new Chief Investment Officer of the Company.
•	On the 24th of February 2022, Gorgeous Coffee Co. Ltd, one of the subsidiaries of the Company based in New Zealand, has signed the exclusive supply agreement with Triple Trading, Inc., a trading company based in the USA. Gorgeous Coffee Co. Ltd, provides Triple Trading, Inc. the exclusive rights to distribute its products in Amazon (USA).

·

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STARFLEET INNOTECH, INC.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022

(Expressed in US dollars)

(Unaudited)

F-1

STARFLEET INNOTECH, INC.

APPENDIX A: CONSOLIDATED BALANCE SHEETS

(Expressed in US dollars)

(Unaudited)

	As of March 31, 2022	As of December 31, 2021
	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$2,410,052	$2,360,521
Accounts Receivable	$1,405,878	$1,601,617
Inventory	$995,400	$782,355
Total current assets	$4,811,330	$4,744,493

FIXED ASSETS
Furniture and Equipment	$610,550	$578,247
Property and Fit Outs	$8,726,943	$5,665,719
Total fixed assets	$9,337,493	$6,243,966

NON-CURRENT ASSETS
Intangibles	$3,103,701	$2,984,328
Goodwill, Trademark, IP	$5,230,868	$4,712,494
Investments	$194,581	$190,765
Other Non-current assets	$468,912	$423,015
Total non-current assets	$8,998,062	$8,310,602

TOTAL ASSETS	$23,146,885	$19,299,061

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

LIABILITIES
Accounts Payable	$1,102,580	$1,070,430
Other Current Liabilities	$554,702	$426,702
Notes Payable	$-	$25,000
Non-current Liabilities	$5,486,026	$3,955,414
Total Liabilities	$7,143,308	$5,477,546

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock: 2,500,000,000 shares authorized, par value $0.001, 1,415,378,174 shares issued and outstanding as of 03/31/2022	$1,415,378	$1,409,584
Preferred Series A: 100,000,000 shares authorized, par value $0.001, 750,000 shares issued and outstanding as of 03/31/2022 and 12/31/21	$750	$750
Additional paid-in capital	$2,980,694	$2,660,291
Accumulated Deficit	$-	$(25,000)
Current Year Earnings	$1,830,865	$5,871,785
Retained Earnings	$9,775,890	$3,904,105
Total Equity	$16,003,577	$13,821,515

Total Liabilities and Equity	$23,146,885	$19,299,061

See accountant’s report and notes to financial statements

The accompanying notes are an integral part of these consolidated financial statements.

F-2

STARFLEET INNOTECH, INC.

APPENDIX B: CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US dollars)

(Unaudited)

	Three Months ended Mar 31 2022	Three Months ended Mar 31 2021
	(unaudited)	(unaudited)

REVENUE
Sales	$6,764,442	$-
Total Revenue	$6,764,442	$-

COST OF SALES
Cost of Sales	$2,806,292	$-
Total Cost of Sales	$2,806,292	$-

GROSS PROFIT	$3,958,150	$-

OPERATING EXPENSES
Legal, Accounting and Consulting	$25,548	$-
Marketing and Advertising	$139,016	$-
Permits and Licenses	$66,801	$-
Rent	$329,370	$-
Wages and Salaries	$1,339,154	$-
Utilities	$7,868	$-
Other Operating Expenses	$383,290	$-
Total Operating Expenses	$2,291,047	$-

NET OPERATING INCOME	$1,667,103	$-

OTHER INCOME
Other Income	$163,762	$-
Total Other Income	$163,762	$-

NET INCOME BEFORE TAX	$1,830,865	$-

**Notes: This consolidated financial report does not include the franchised sites’ financial statements

See accountant’s report and notes to financial statements

The accompanying notes are an integral part of these consolidated financial statements.

F-3

STARFLEET INNOTECH, INC.

APPENDIX C: CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Three Months ended Mar 31 2022	Three Months ended Mar 31 2021
	(unaudited)	(unaudited)

OPERATING ACTIVITIES
Net Income (Loss)	$1,830,865	$-

Adjustments to reconcile net income (Loss) to net cash provided by operations
Accounts receivable	$1,405,878	$-
Inventory	$995,400
Accounts payable	$1,102,580
Other Current Liabilities	$554,702
Total Adjustments	$4,058,560	$-

NET CASH PROVIDED BY OPERATING ACTIVITIES	$5,889,425	$-

INVESTING ACTIVITIES
Asset acquisition / divestment	$(18,335,555)	$-

NET CASH PROVIDED BY INVESTMENT ACTIVITIES	$(18,335,555)	$-

FINANCING ACTIVITIES
Non-current liabilities	$8,998,062	$-
Paid in surplus	$8,212,847
Stock Issuance	$5,794	$-

NET CASH PROVIDED BY FINANCING ACTIVITIES	$17,216,703	$-

NET CASH INCREASE FOR PERIOD	$4,770,573	$-

CASH BEGINNING OF PERIOD	$2,360,521	$-

CASH AT END OF PERIOD	$2,410,052	$-

See accountant’s report and notes to financial statements

The accompanying notes are an integral part of these consolidated financial statements.

F-4

STARFLEET INNOTECH, INC.

APPENDIX D: CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in US dollars)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance as of December 31, 2018	1,000,000	$1,000	633,403,973	$633,404	$-634,404	$0	$0

Share Issuances	-1,000,000	-1,000	0	0	1,000		0
Net gain/loss for the quarter ended 12/31/19	–	–	–	–	–	3,879,105	3,879,105
Balance as of December 31, 2019	0	$0	633,403,973	$633,404	$-633,404	$3,879,105	$3,879,105
Share issuances	0	0	0	0		0	0

Net gain/loss for the period ended 12/31/20
Balance as of December 31, 2020	750,000	750	633,403,973	633,404	-628,154	3,879,105	3,884,355

Net gain/loss for the quarter ended 03/31//21	–	–	–	–	–	0	0
Net gain/loss for the quarter ended 06/30/21	–	–	–	–	–	0	0
Share issuances			776,179,764	$776,180	$3,288,445	$-	$4.,064,625

Net gain/loss for the period ended 12/31/21						$5,871,785	$5,871,105
Balance as of December 31, 2021	750,000	$750	1,409,583,737	$1,409,584	$2,660,291	$9,750,890	$13,820,085

Net gain/loss for the quarter ended 03/31/22						11,606,755	16,003,577
Balance as of March 31, 2022	750,000	$750	1,415,378,174	$1,415,378	$2,980,694	$11,606,755	$16,003,577

The accompanying notes are an integral part of these consolidated financial statements.

F-5

STARFLEET INNOTECH, INC.

APPENDIX E: NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022

 (Expressed in US dollars)

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS AND GOING CONCERN

Effective on the 24th of January 2022, the Company’s name was changed from Smokefree Innotec, Inc. to Starfleet Innotech, Inc.

Smokefree Innotec, Inc. was incorporated on May 8, 1994 in the State of Nevada.

In accordance with Section 78.347 of the Nevada Revised Statutes, Universal Management Association, LLC, a Nevada limited liability company, was appointed Custodian of Smokefree Innotec, Inc., pursuant to an Order of District Court of Clark County, Nevada, case no. A-19-795456-C on July 22, 2019.

On September 13, 2019, Richard Thomas acquired control of Smokeffree Innotec, Inc., from Corionne Washington, a custodian with Universal Management Association, LLC for $25,000 cash. Mr. Washington, representing Universal Management Association, LLC, acquired the Company, as custodian, from the Nevada District Court for Clark County through a court-approved custodial civil action. The Super A preferred share controls the Company because it is convertible into 750,000,000 common shares at any time and possesses super voting rights of 60% of all Company voting shares. The Super A preferred shares were created by the custodian.

On October 12, 2020, Richard Thomas then sold the Super A Preferred share to Hatadi Shapiro Supaat for $15,000 and a 2% non-dilutable interest in the Company. The 2% interest of the Company refers to a future interest of 2% of the common shares of Smokefree Innotec, Inc., after the company undergoes a planned restructure.

Effective on the 20th of August 2021, the Company purchased all of the assets of Agrokings, Inc. The Company now has more than nominal operations and more than nominal assets through its ownership of six (6) Australian and New Zealand-based subsidiaries: Accord Investment Group, Epiphany Café Franchise Group, Ardent Bakers, Gorgeous Coffee Co., A+ Electrical and AG Architects, all of which have strong presence in Australia and New Zealand.

As of August 30, 2021, the Super A Preferred Share was transferred to Jeths D. Lacson, as the current Chairman of SFIO.

Following the acquisition of Agrokings, Inc., the Company has commenced its restructuring plans including the strategic alignment of its five business divisions (Food Manufacturing, Franchising, Coffee, Property Development, Technology and Software Development) to support its growth and sustainability model.

Effective on the 7th of September 2021, Mr. Hatadi Shapiro Supaat has resigned from his position as the Chief Investment Officer (CIO) of the Company. On the same date, SERVEBANK Financial Inc. has resigned from its roles and duties as Consultants to the Company.

Effective on the 8th of September 2021, the Company acquired the two Australian-based companies: Big Lou’s Donuts and MLV Accounting through the Accord Investment Group Pty Ltd which is registered in Australia and 100% owned by the Company.

Effective on the 7th of October 2021, the Company acquired The Global Academy Masterclass program from Jonathan Petalver. The newly acquired company was registered in New Zealand Companies Office as The Global Academy NZ (TGA-NZ) on the 1st February 2022. TGA-NZ will have its MBA masterclass courses and other technical courses accredited or recognized in New Zealand and in the United States.

F-6

Effective on the 7th of October 2021, the Company has appointed Jonathan Petalver and Roger Oriel as Advisory Board Members of the Company.

Effective on the 7th of October 2021, the Company has appointed Michael Luis Venezuela, CPA as the new Chief Financial Officer of the Company.

On the 28th of October 2021, the Company signed a Memorandum of Understanding with Omnicor Industrial Estate & Realty Center, Inc. (“Omnicor”) to develop a two-hectare parcel of land in the Philippines. Omnicor a corporation is 100% owned by Philippine Regional Investment Development Corporation (PRIDE). PRIDE is 100% owned by AbaCore Capital Holdings, Inc. (PSE trading symbol: ABA).

Effective on 29th October 2021, the Company acquired four Philippine-based Tech and IT companies namely: LEENTech Network Solutions, Inc., Livewire365, Inc., DHQ Digital Marketing, Inc., and Webworx Design Studio, Inc.

On November 12, 2021, Supplemental Information Report dated 30 September, requesting the removal of the “shell” flag of SFIO in OTC has been uploaded. The report reflected the financial figures of Agrokings, Inc. from the 01 January to 20 August 2021.

On the 22nd of November 2021, the “shell” designation on, then Smokefree Innotec, Inc. (SFIO), was removed.

On the 24th of November 2021, the Company has signed a Joint Venture agreement with RIZHLE Construction and Development Corporation, based in the Philippines. The business of the Joint Venture shall be to exclusively execute and manage the construction of all the real estate projects of the Company within the Montemaria Estate in the province of Batangas, Philippines, including but not limited to the five-tower hotel development of ‘The Lombard by the Bay’ (ongoing) and the eight-tower condotel development as part of the Omnicor project, both within the Montemaria Estate.

On the 24th of November 2021, the Company has signed an exclusive distribution agreement with NeuroSky, Inc., a biotech company based in the USA. NeuroSky appoints the Company as the exclusive distributor of NeuroSky products, including electronic headsets, electronic wearable wrist watches, electronic wrist bands, and other electronic wearable products within New Zealand and the United Arab Emirates.

On the 15th of November 2021, the Company has signed the international distributorship agreement with Annapolis Co., Ltd, owner the LongBeach brands based in Thailand. The Company is authorized as an exclusive distributor of LongBeach products in New Zealand and in Australia.

Effective on the 30th of November 2021, the Company has appointed Stanley Yang as an Advisory Board Member of the Company.

Effective on the 10th of December 2021, the Company has appointed Jose Gerardo Noble as an Advisory Board Member of the Company.

On the 11th of December 2021, the Company has engaged Havitas Developments Corporation, based in the Philippines, to carry out the detailed Market Research and Feasibility Study including financial modelling for the Company’s eight-tower (2-hectare) property development in Montemaria Batangas Philippines.

On the 13th of December 2021, the Company has signed a Memorandum of Understanding with FJ Prime Management, Inc., based in the Philippines, to enter into a Joint Venture in expanding the Epiphany franchise business in the Philippines, including the distribution of the Company’s products in the Philippines.

On the 20th of December 2021, the Company has submitted Form 1A to the Securities and Exchange Commission (USA) and later amended on the 22nd and 27th of December. This is in line with the company’s initiative to raise funds through the Reg-A offering. The aggregate offering price attributable to securities being offered is $20,000,000 USD at the price of $0.40 USD per share.

F-7

On the 21st of December 2021, the Company has opened its office in Dubai CommerCity in the United Arab of Emirates, following its successful company registration in Dubai, as Starfleet Innotech FZCO.

On the 22nd of December 2021, the Company has signed a Joint Venture agreement with the landowners of a eight-hectare property (including beach front) located in Buenavista, Puerto Princesa City, Palawan, Philippines. The Joint Venture Corporation to be formed by the two parties will develop a micro-township that will include a beach resort, condotel units, villas, wellness facilities, retirement villas, and hotel.

Effective on the 27th of December 2021, the Company has appointed Vince Caruso as an Advisory Board Member of the Company.

On the 28th of December 2021, the Company received a letter from the Securities and Exchange Commission (USA) advising that the Company’s Offering Statement on Form 1-A has been considered with no intention of review from the Commission.

Effective on the 17th of January 2022, the Company has appointed Sunil Salunkhe as an Advisory Board Member of the Company.

On the 20th of January 2022, the Company has signed a Memorandum of Understanding with The Cravings Group, owner of a CCA wholesale bakery and the Center for Culinary Arts program based in the Philippines. The purpose of the MOU was to identify the opportunities for strategic partnership or collaboration with the Company in areas listed below:

o	Development of real estate owned by The Cravings Group
o	Production and supply of bakery products to the Epiphany Franchise Group in the Philippines
o	Expansion of The Cravings brand and operations through partnership with the Company
o	Expansion and accreditation of CCA courses in New Zealand, Australia, UAE and the USA

Effective on the 24th of January 2022, the Company’s name was changed from Smokefree Innotec, Inc. to Starfleet Innotech, Inc.

On the 25th of January 2022, Epiphany Ventures Asia SDN BHD was incorporated in Malaysia. This is the joint venture corporation between the Company and its local partners in Kuala Lumpur Malaysia, for the expansion of Epiphany Café and product distribution business of the Company in Malaysia.

On the 2nd of February 2022, the Company has signed a Memorandum of Understanding with Michael James Maclean, based in Canada, to enter into a Joint Venture in expanding the Epiphany franchise business (non-exclusive) in Canada, including the distribution of the Company’s products (i.e. Epiphany NZ Manuka Honey and Gorgeous Coffee products) in Canada.

On the 2nd of February 2022, Starfleet Innotech (SFIO) Philippines Holdings Corporation was incorporated through the Security and Exchange Commission (Philippines)

Effective on the 3rd of February 2022, the Company has appointed Richard De Lima as the new Chief Investment Officer of the Company.

On the 24th of February 2022, Gorgeous Coffee Co. Ltd, one of the subsidiaries of the Company based in New Zealand, has signed the exclusive supply agreement with Triple Trading, Inc., a trading company based in the USA. Gorgeous Coffee Co. Ltd, provides Triple Trading, Inc. the exclusive rights to distribute its products in Amazon (USA).

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On the 28th of February 2022, the Company has acquired 40% shareholding in Project Fort, a Philippine-based tech startup that uses data gathering tools to synthesize and analyze community health information, based on global best practices in public health. In doing so, the company unlocks insights that are impossible to glean on an individual level, so they can be turned into strategies for sustainable, meaningful changes on a community level.

On the 11th of March 2022, the Company has signed a Memorandum of Agreement with LUYTEN 3D Pty Ltd, a company registered in Melbourne Australia that supplies 3D printing equipment and relevant materials for medium to large-scale construction, construction development using 3D printing, and development of the cutting-edge 3D printing technology. Both Parties have agreed to enter into the Affiliation Agreement to supply and distribute 3D printing equipment and materials in the entire Philippines.

On the 15th of March 2022, the Company has signed a Settlement Agreement with Main G Consulting, LLC to settle the $25,000 convertible note inherited from the previous owners of the Company. 25,000,000 shares have been issued to Main G Consulting, LLC. Equivalent number of shares were cancelled from the shares between Hatadi Shapiro Supaat and John Bongiorno. 17,000,000 shares were cancelled from John and 8,000,000 shares were cancelled from Hatadi. The Settlement Agreement includes a Share Leak Out provision that limits the sell of shares only up to 125,000 shares on a given trading day.

Effective 16th of March 2022, the Company has reduced its Authorized Shares from 5,000,000,000 to 2,500,000,000.

Starfleet Innotech, Inc. [SFIO] is a global investment holding company focused on innovation through disruptive collaborations across the three key industries: Food and Beverage (F&B), Real Estate, and Technology. With a strong presence across New Zealand, Australia, and the Philippines - as well as a roadmap for further global expansion - SFIO makes strategic investments in high-growth businesses, building synergies across its diverse portfolio to provide maximum shareholder value. SFIO's key industries represent a clear roadmap of acquisition, consolidation, transformation, and expansion. As the company grows its portfolio of pillar investments, it pioneers new business models and operational efficiencies through technological innovation and cross-industry collaboration, before scaling them across its global footprint. Guided by tradition, driven by innovation, and enabled by collaboration. SFIO is on a hyper-growth path to build a thriving business ecosystem, with plans to uplist onto a major stock exchange in the near future.

These unaudited consolidated financial statements have been prepared by Starfleet Innotech, Inc. (the “Company”) on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. There is no guarantee that the Company will be successful in these efforts. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These consolidated financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 fiscal year end.

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Use of Estimates and Assumptions

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year.  The Company regularly evaluates estimates and assumptions related to valuation of license, stock-based compensation, and deferred income tax asset valuation allowances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, convertible debenture, stock-settled debt obligation, and amounts due to related parties.  Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.  The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statements of operations.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

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Revenue Recognition

The company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sale price is fixed or determinable, (iii) collectability is reasonable assured and (iv) goods have been shipped and/or services rendered.

Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.  As of December 31, 2021 and at December 31, 2020, the Company had no items representing comprehensive income or loss.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements.  Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  No tax benefits are recognized for positions that do not meet this threshold.  The Company has no uncertain tax positions that require the Company to record a liability.  The Company’s tax years ended December 31, 2019 and December 31, 2020 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet.  The Company had no accrued penalties and interest as of March 31, 2021.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company is authorized to issue 2,500,000,000 shares of $0.001 par value common stock.

Common Stock

All common stock shares have equal voting rights, are non-assessable and have one vote per share.

NOTE 4 – CONFLICTS OF INTEREST

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and his other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

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NOTE 5 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to May 05, 2022, the date the financial statements were finalized pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

•	The company submitted the application to NVSOS for a new class of Preferred Shares (Series B) with 310,000,000 shares. This new class of Preferred Shares (Series B) will be utilized by the Company for shares of the officers, acquisitions and strategic partners.
•	Epiphany Ventures Asia SDN BHD, the Company’s strategic partner (subsidiary) that manages Epiphany Café franchise business in Malaysia, has secured four sites in Kuala Lumpur (airport and malls) which will be setup to become Epiphany Café’s flagship stores in Malaysia
•	Market Research and Study for Epiphany Café franchise business in Malaysia has been completed in May 2022
•	Trademark application for Epiphany Café in Malaysia has been submitted in April 2022
•	A Deed of Assignment from Premier Asia Pacific and Development Corporation to the Company is in the final stage, which will grant the Company to continue the development of the 5-tower project, Lombard by the Bay in Batangas Philippines

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PART III — EXHIBITS

Item 1. Index to Exhibits

2.1	Articles of Incorporation
2.2	Bylaws of the Corporation
4.1	Subscription Agreement
6.1	Lease Agreement
12.1	Legal Opinion of Stephen Mills, Attorney at Law

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of NY, on May 19, 2022.

(Exact name of issuer as specified in its charter) Starfleet Innotech Inc.

(signature)	/s/ Jeths D. Lacson
(title)	Chairman, CEO
(date)	May 19, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	/s/ Mark G. Epifanio
(Title)	COO, Director
(Date)	May 19, 2022

(Signature)	/s/ Richard Agluba
(Title)	Secretary, Director
(Date)	May 19, 2022

(Signature)	/s/ Michael Luis Venezuela
(Title)	CFO, Director
(Date)	May 19, 2022

(Signature)	/s/ Jeths D. Lacson
(Title)	Chairman, CEO
(Date)	May 19, 2022

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